UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934
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General Cable Corporation
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PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION,
DATED MARCH 1, 2010.
GENERAL CABLE CORPORATION
4 Tesseneer Drive
Highland Heights, Kentucky 41076
Telephone (859) 572-8000
Dear Stockholder:
     You are cordially invited to attend the 2010 Annual Meeting of Stockholders, which will be held at 11:00 a.m., Eastern Daylight Time, on Thursday, May 13, 2010, at our World Headquarters located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076.
     We once again are pleased to utilize Securities and Exchange Commission rules that allow us to deliver proxy materials over the Internet to expedite our stockholders’ receipt of these materials. You will receive a Notice of Internet Availability of Proxy Materials. This Notice will include instructions to access proxy materials and vote. At your discretion, you may request hard copies and a proxy card for voting by mail by following the instructions on the Notice. We encourage you to read the Proxy Statement carefully.
     As you will note from the enclosed proxy material, the Board of Directors recommends that you vote FOR each of the proposals set forth in the Proxy Statement.

Sincerely,

GREGORY B. KENNY
President and Chief Executive Officer

April                     , 2010

YOUR VOTE IS IMPORTANT.
PLEASE FOLLOW THE INSTRUCTIONS FOR THE VOTING METHOD YOU SELECT.

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION,
DATED
MARCH 1, 2010.
GENERAL CABLE CORPORATION
4 Tesseneer Drive
Highland Heights, Kentucky 41076
Telephone (859) 572-8000
NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS
     The 2010 Annual Meeting of Stockholders of General Cable Corporation (“General Cable”) will be held on Thursday, May 13, 2010, at 11:00 a.m., Eastern Daylight Time, at our World Headquarters at 4 Tesseneer Drive, Highland Heights, Kentucky 41076, to consider and act upon the following proposals:
1.	Election of one Director;

2.	Approval of an amendment to General Cable’s Amended and Restated Certificate of Incorporation, as amended, to provide for annual election of all directors;

3.	Approval of an amendment to General Cable’s Amended and Restated Certificate of Incorporation, as amended, to provide that directors may be removed with or without cause (except for Class II and Class III Directors serving the remaining portion of a multi-year term, who, if the amendment is approved and adopted, could not be removed without cause prior to the end of their current multi-year term);

4.	Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to audit General Cable’s 2010 consolidated financial statements and internal control over financial reporting;

5.	Approval of performance goals under General Cable’s 2005 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code as amended; and

6.	Such other business as may properly come before the meeting.
     Only stockholders of record at the close of business on March 15, 2010, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Robert J. Siverd
Secretary

April                     , 2010

PROXY STATEMENT

ELECTION OF DIRECTORS	7

Nominees for Director	8
The Board, its Committees and Meetings	10

REPORT OF AUDIT COMMITTEE	11

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT	17

SIGNIFICANT STOCKHOLDERS	18

EXECUTIVE COMPENSATION	19

Compensation Discussion and Analysis	19
Summary Compensation Table	31
Grants of Plan-Based Awards Table	32
Outstanding Equity Awards at December 31, 2009 Table	34
Option Exercises and Stock Vested During Fiscal Year 2009 Table	35
Non Qualified Deferred Compensation Table	36
Change in Control and Other Post Employment Payments and Benefits	38

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	44

TRANSACTIONS WITH RELATED PERSONS	45

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS (Proposal 2)	45

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIRECTORS MAY BE REMOVED WITH OR WITHOUT CAUSE (Proposal 3)	47

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT GENERAL CABLE’S 2009 CONSOLIDATED FINANCIAL STATEMENTS AND INTERNAL CONTROL OVER FINANCIAL REPORTING (Proposal 4)	48

APPROVAL OF PERFORMANCE GOALS UNDER GENERAL CABLE’S 2005 STOCK INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE (Proposal 5)	48

OTHER INFORMATION	58

PROXY STATEMENT
     The Board of Directors of General Cable Corporation (“General Cable” or the “Company”) is providing this Proxy Statement for the solicitation of proxies from holders of outstanding common stock for the 2010 Annual Meeting of Stockholders (“Annual Meeting”) on May 13, 2010, and at any adjournment of the meeting. The Annual Meeting will be held at 11:00 a.m., Eastern Daylight Time on Thursday, May 13, 2010, at the World Headquarters of the Company at 4 Tesseneer Drive, Highland Heights, Kentucky. The principal executive offices of General Cable are located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076. Beginning on or about April ___, 2010, General Cable will send the Notice of Internet Availability of Proxy Materials and release its proxy materials, including this Proxy Statement, proxy form, and General Cable’s Annual Report to Stockholders for 2009, to all stockholders entitled to receive notice and to vote at the Annual Meeting.
VOTING PROCEDURES
Your Vote is Very Important
     Our Annual Meeting this year is being held at our World Headquarters in Highland Heights, Kentucky which you are invited to attend. Under rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials for the Annual Meeting over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) beginning on or about April                     , 2010, to our stockholders of record and beneficial owners. The Notice includes instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. Whether or not you plan to attend our Annual Meeting, please take the time to vote.
     Voting by Stockholders of Record. If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice. If you request printed copies of the proxy materials, you also can vote by mail or by telephone.
     Voting by Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” If you are a beneficial owner and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet following the instructions provided in the Notice, which was provided to you by the organization that holds your shares. If you requested printed copies of the proxy materials, you also can vote by mail or by telephone.
Record Date
     Holders of record of General Cable common stock, par value $0.01 per share, at the close of business on March 15, 2010 (the “Record Date”) will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments. At the Record Date,                      shares of common stock were issued and outstanding.

How to Revoke Your Proxy
     You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by (1) voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted before the Annual Meeting will be counted); (2) sending a written statement of revocation to the Secretary of General Cable at the above address; or (3) submitting a properly signed proxy having a later date. You also may attend the meeting and vote in person. However, your attendance at the meeting will not, by itself, revoke your proxy.
Vote Required and Method of Counting Votes
•	Number of Shares Outstanding. At the close of business on the Record Date, there were shares of common stock outstanding and entitled to vote at the Annual Meeting.

•	Vote Per Share. You are entitled to one vote per share on matters presented at the Annual Meeting. Stockholders do not have cumulative voting rights in the election of Directors.

•	Quorum. A majority of outstanding shares, present or represented by proxy, makes a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., when a broker does not have authority to vote on a specific issue) are counted as present for purposes of determining a quorum.

•	Vote Required. The following is an explanation of the vote required for each of the three items to be voted on at the Annual Meeting assuming a quorum is present. If you sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the nominee and FOR the other proposals listed below.

Proposal 1 — Election of Director

In an uncontested election, a nominee will be elected if the votes cast for the nominee exceed the votes cast against the nominee. In the event the number of nominees exceeds the number of Directors to be elected, however, directors receiving the highest number of votes will be elected.

Please note that this year the rules that govern how brokers vote your shares have changed. Brokers may no longer use discretionary authority to vote shares on the election of directors (Proposal 1) if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

Proposal 2 — Amendment to Amended and Restated Certificate of Incorporation, as amended (“Restated Certificate of Incorporation”), to Provide for Annual Election of All Directors

The affirmative vote of the holders of at least 66 2 / 3 percent of the voting power of all shares entitled to vote generally in the election of Directors, voting together as a single class, is required for approval of Proposal 2. Proposals 2 and 3 are cross-conditioned on each other. If either Proposal 2 or Proposal 3 is not approved, then neither proposal will be approved.

Proposal 3 — Amendment to Restated Certificate of Incorporation to Provide that Directors May be Removed With or Without Cause

The affirmative vote of the holders of at least 66 2 / 3 percent of the voting power of all shares entitled to vote generally in the election of Directors, voting together as a single class, is required for approval of Proposal 3. Proposals 2 and 3 are cross-conditioned on each other. If either Proposal 2 or Proposal 3 is not approved, then neither proposal will be approved.

Proposal 4 — Ratification of Appointment of Auditors

The affirmative vote of a majority of shares present in person or by proxy is required for approval of Proposal 4.

Proposal 5 — Approval of Performance Goals Under General Cable’s 2005 Stock Incentive Plan

The affirmative vote of a majority of shares present in person or by proxy is required for approval of Proposal 5.

•	Abstentions and Broker Non-Votes. Abstentions and “broker non-votes” (shares held by a broker who is a member of the New York Stock Exchange (“NYSE”) that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining a quorum for the transaction of business at the Annual Meeting. If a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee. If a quorum is present, Proposals 2 and 3 require the affirmative vote of at least 66 2 / 3 percent of the voting power of all shares entitled to vote generally in the election of Directors, voting together as a single class. If a quorum is present, Proposals 4 and 5, and all other matters that properly come before the meeting, require the affirmative vote of a majority of shares present or in person. Neither abstentions nor broker non-votes will have any effect on the election of any director nominee. Because Proposals 2 and 3 require the affirmative vote of at least 66 2 / 3 percent of the voting power of all shares entitled to vote generally in the election of Directors, voting together as a single class, abstentions and broker non-votes will have the effect of a vote against these proposals. Because Proposals 4 and 5 require the affirmative vote of a majority of shares present in person or by proxy, abstentions will have the effect of a vote against these proposals. Broker non-votes will have no effect on Proposals 4 and 5.
Discretionary Voting Power
     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. In addition, on matters raised at the Annual Meeting that are not covered by this Proxy Statement, the persons named in the proxy card will have full discretionary authority to vote unless a stockholder has followed the advance notice procedures discussed below under “Director Nomination Process.” If the nominee for election as a Director becomes unable to accept nomination or election, which we do not anticipate, the persons named in the proxy will vote for the election of another person recommended by the Board.

ELECTION OF DIRECTOR
(Proposal 1)
     One Director will be elected at the 2010 Annual Meeting.
     Under General Cable’s Restated Certificate of Incorporation, the Board is divided into three classes of Directors serving staggered three-year terms. Each class is to be as nearly equal in number as reasonably possible. Terms of office for Directors were set up so that the initial term of office of Class I Directors expired at the 1998 annual meeting; the initial term of Class II Directors expired at the 1999 annual meeting; and the initial term of Class III Directors expired at the 2000 annual meeting. This year, at the 2010 Annual Meeting, the term of the Directors in Class I expires. There is currently one Class I Director. Directors elected to succeed Directors whose terms have expired currently have a term of office lasting three years and until their successors are elected. Class II and Class III Directors will serve until the 2011 and 2012 Annual Meetings, respectively, and until their successors are elected and qualified or until their earlier resignation or removal.
     As discussed below, under Proposals 2 and 3, the stockholders are being asked to approve and adopt amendments to General Cable’s Restated Certificate of Incorporation to declassify General Cable’s Board of Directors and to provide that Directors may be removed with or without cause (except for Class II and III Directors currently serving the remaining portion of a multi-year term, who, if the amendments are approved and adopted, could not be removed without cause prior to the end of their current multi-year term). Because the Class I Director is up for election at the 2010 Annual Meeting, if the nominee is elected and the proposed amendments to General Cable’s Restated Certificate of Incorporation (Proposals 2 and 3) are approved, the Class I Director will be up for election for a one-year term to expire at General Cable’s 2011 annual meeting of stockholders (“2011 Annual Meeting”) and until his successor has been elected and qualified or until his earlier resignation or removal. However, if the proposed amendments to General Cable’s Restated Certificate of Incorporation (Proposals 2 and 3) are not approved, the Class I Director (if elected) will serve for a three-year term to expire at General Cable’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”) and until his successor has been elected and qualified or until his earlier resignation or removal.
     Under General Cable’s Amended and Restated Bylaws, as amended, (“By-Laws”), in an uncontested election, a nominee will be elected if the votes cast for the nominee exceed the votes cast against the nominee. In the event the number of nominees exceeds the number of Directors to be elected, however, directors receiving the highest number of votes will be elected.
     Under the Company’s Corporate Governance Principles and Guidelines, a nominee must agree to tender, promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) Board of Director acceptance of such resignation. If an incumbent director nominee fails to receive the required vote for re-election in an uncontested election in accordance with Section 5.5 of General Cable’s By-Laws, the Corporate Governance Committee will act on an expedited basis to determine whether to accept the director nominee’s resignation and will submit such recommendation for prompt consideration to the Board of Directors. The Corporate Governance Committee and the Board of Directors may take into consideration any factors each deems relevant, including, without limitation, reported reasons for the “against” votes, the director’s length of service on the Board of Directors and contributions to General Cable in such role and the effect of the director’s resignation on General Cable’s compliance with any law, rule, regulation, stock exchange listing standard or contractual arrangement. After considering the Corporate Governance Committee’s recommendation, the Board of Directors will make a determination with respect to the matter within 90 days after the Board of Directors’ receipt of the recommendation from the Corporate Governance Committee.
     Set forth below is certain information relating to the background, experience and qualifications of the individual who was nominated by the Board of Directors on February 24, 2010, for reelection as a Class I Director at the Annual Meeting. Also set forth below is information on the background, relevant experience and qualifications relating to Class II and Class III continuing Directors. The information is based on data furnished to General Cable by the individual Directors. The new term of office for the nominee will be (i) for a one-year term to expire at the 2011 Annual Meeting, if Proposals 2 and 3 are approved by the stockholders, or (ii) for a three-year term to expire at the 2013 Annual Meeting, if Proposals 2 and 3 are not approved by stockholders.
Class I Director Nominee for Election at the Annual Meeting
John E. Welsh, III
Age 59
Director since 1997
Nonexecutive Chairman of the Board,
Member of the Audit, Compensation
and Corporate Governance Committees
Mr. Welsh is currently President of Avalon Capital Partners LLC, an investment firm focused on private equity and public securities investments. From October 2000 to December 2002, he was a Managing Director of CIP Management LLC, the management company for Continuation Investments Group Inc. From November 1992 to December 1999, he served as Managing Director and Vice-Chairman of the Board of Directors of SkyTel Communications, Inc. (“SkyTel”) and as a Director of the company from September 1992 until December 1999. During that period, he served as Chief Financial Officer and President and Chief Executive Officer of the International Division. Prior to 1992, Mr. Welsh was a Managing Director in the Investment Banking Division of Prudential Securities, Inc., and served as Co-Head of the Mergers and Acquisitions Department. Mr. Welsh has served as a Director of various public companies, including Spreckels Industries, Inc., SkyTel and York International. He currently serves as a Director of Integrated Electrical Services (NASDAQ: IESC).
Class II Continuing Directors
Gregory B. Kenny
Age 57
Director since 1997
President and Chief Executive Officer
of General Cable
Mr. Kenny has served as President and Chief Executive Officer of General Cable since August 2001. He was President and Chief Operating Officer of General Cable from May 1999 to August 2001. From March 1997 to May 1999, he was Executive Vice President and Chief Operating Officer of General Cable. From June 1994 to March 1997, he was Executive Vice President of the subsidiary of General Cable which was General Cable’s immediate predecessor. Mr. Kenny is a Director of a number of General Cable subsidiaries. He also is a Director of Cardinal Health (NYSE: CAH), Corn Products International, Inc. (NYSE: CPO) and the Federal Reserve Bank of Cleveland, Cincinnati Branch.

Robert L. Smialek
Age 66
Director since 1998
Chairman of the Compensation
Committee, Member of the Audit and
Corporate Governance Committees
Mr. Smialek has been a private investor and consultant since August 2002. He was President and Chief Executive Officer of Applied Innovation Inc. (NASDAQ: AINN) from July 2000 to August 2002. From May 1993 to July 1999 he served as President and Chief Executive Officer of the Insilco Corporation. Prior to 1993, Mr. Smialek served as the Group President and Chief Operating Officer of the Temperature and Appliance Controls Group of Siebe, plc. He was Group Vice President for the Tracor Instruments Group from 1988 to 1990. For the prior 19 years, Mr. Smialek worked for the General Electric Company in various operations management positions.
Class III Continuing Directors
Gregory E. Lawton
Age 59
Director since 1998
Chairman of the Corporate
Governance Committee, Member of the
Audit and Compensation Committees
Mr. Lawton has been a private investor and consultant since March 2006 and served as President and Chief Executive Officer of JohnsonDiversey, Inc. from October 2000 to February 2006. From January 1999 until September 2000, he was President and Chief Operating Officer of Johnson Wax Professional. Prior to joining Johnson Wax, Mr. Lawton was President of NuTone Inc., a subsidiary of Williams plc based in Cincinnati, Ohio, from 1994 to 1998. From 1989 to 1994, Mr. Lawton served with Procter & Gamble (NYSE: PG) where he was Vice President and General Manager of several consumer product groups. He is also a director of Stepan Company (NYSE: SCL).

Craig P. Omtvedt
Age 60
Director since 2004
Chairman of the Audit Committee,
Member of the Compensation and Corporate
Governance Committees
Mr. Omtvedt has been Senior Vice President and Chief Financial Officer of Fortune Brands, Inc. (NYSE: FO) since 2000. Previously, he held positions with Fortune Brands as Senior Vice President and Chief Accounting Officer from 1998 to 1999; Vice President and Chief Accounting Officer from 1997 to 1998; Vice President, Deputy Controller and Chief Internal Auditor from 1996 to 1997; Deputy Controller from 1992 to 1996; and Director of Audit from 1989 to 1992. Before joining Fortune Brands, Mr. Omtvedt worked for Pillsbury Company in Minneapolis, Minnesota from 1985 to 1989 in various audit and controller roles. He is also a director of Oshkosh Corporation (NYSE: OSK).
The Board, its Committees, Qualifications and Leadership
     The General Cable Board of Directors meets regularly during each year. In 2009, the Board of Directors held nine meetings. As a matter of policy, the Company expects Directors to attend each Annual Meeting, and in 2009, all Directors attended the Annual Meeting. The Board currently has five members. The Board believes that its current size facilitates productive Board and Committee level interactions and decision making. The Board has determined that Messrs. Lawton, Omtvedt, Smialek and Welsh, who are not employees of the Company, are all independent based on application of the rules and standards of the NYSE. General Cable has three standing Committees, which are the Audit Committee, the Compensation Committee, and the Corporate Governance Committee. In 2009, each Director attended at least 75% of the total number of meetings of the Board of Directors and of the Committees on which he served.
     The Board generally will have six regularly scheduled meetings a year for the non-management Directors without management present. These sessions usually take place around regularly scheduled Board meetings. The Nonexecutive Chairman will preside at such meetings. The non-management Directors also may and do meet without management present at other times as are determined by the Nonexecutive Chairman.
     Directors of our Company are expected to attend all scheduled Board and Committee meetings and to be prepared for the meetings by reviewing the materials provided to them in advance of the meetings. Directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities that would adversely affect their ability to fulfill their duties and responsibilities as Directors. Further, Directors who also serve as CEO or in equivalent positions should not serve on more than two boards of public companies in addition to the General Cable Board, and other Directors should not serve on more than four other boards of public companies. Current positions in excess of those limits may be maintained unless the Board determines that doing so would impair the Director’s service on the Company’s Board. Lastly, the Board does not believe that arbitrary term limits on Directors’ service are appropriate; nor does it believe that Directors should expect to be renominated annually until they reach retirement age. The Board does believe that seventy (70) is an appropriate retirement age for outside Directors. However, the Board will utilize its own self-evaluation process as an important determinant of Board tenure.
     Compensation arrangements for non-management Directors are discussed in connection with the Director Compensation Table (see page 37).
     Stockholders and other interested persons may communicate with the Board, including the Nonexecutive Chairman and the non-management Directors, on matters of interest. The Company has established a special email address and telephone number for these communications which are posted on the Company’s website (www.generalcable.com) via the Investor Relations page. Our general telephone number is (859) 572-8000; our main email address is info@generalcable.com. The email address and telephone number are posted on the Company’s website. (Information on the Company’s website is not incorporated by reference into this Proxy Statement.) Stockholders and other interested persons may also contact the Directors, including non-management Directors, anonymously by using the special email address (chairman@generalcable.com and directors@generalcable.com) and telephone number (800) 716-3565. Communications to these Directors initially will be reviewed by the Secretary and routed to the Chairman or a Board Committee as appropriate.
     The membership and functions and other relevant information relating to each Committee are described below:
     Audit Committee: Consists of Craig P. Omtvedt (Chairman), Gregory E. Lawton, Robert L. Smialek and John E. Welsh, III, who are independent under the rules of the NYSE. The Committee assists in Board oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal requirements and performance of the Company’s internal audit functions and independent auditors. This Committee also determines the independent registered public accounting firm that General Cable retains as its independent auditor. None of the members of the Committee are officers or employees of General Cable. The Audit Committee met seven times in 2009. The Board of Directors has determined that other members of the Committee, in addition to the Chairman, Craig P. Omtvedt, qualify as Audit Committee financial experts under rules of the Securities and Exchange Commission (“SEC”).
     The Audit Committee has adopted formal preapproval policies and procedures relating to the services provided by its independent auditor consistent with requirements of the SEC rules. Under the Company’s preapproval policy, all audit and permissible non-audit services provided by the independent auditors must be preapproved. The Audit Committee will generally preapprove a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year. Any services that are not included in the approved list of services must be separately preapproved by the Audit Committee. The Committee delegates to the Chairman the authority to approve permitted audit and non-audit services to be provided by the independent auditor between Committee meetings for the sake of efficiency. The Committee Chairman reports any such interim preapproval at the next meeting of the Committee. In 2009, all audit and permissible non-audit services were preapproved in accordance with the policy.
Report of the Audit Committee
     General Cable’s Audit Committee is furnishing the following report under the rules of the SEC:
     The Audit Committee provides oversight relating to the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written

Charter adopted by the Board, which is posted on the Company’s web site (www.generalcable.com) and is accessible to anyone via the Investor Relations page. It is also available in print to any stockholder on request to the Corporate Secretary at General Cable’s World Headquarters at 4 Tesseneer Drive, Highland Heights, Kentucky 41076. The Audit Committee reviews its Charter annually.
     The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for calendar 2009, the Audit Committee:
•	Reviewed and discussed the audited financial statements for the year ended December 31, 2009, with management and Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (together, the “Deloitte Entities”), the Company’s independent auditors;

•	Discussed with the Deloitte Entities the matters required to be discussed by Statement on Auditing Standards No. 61, as amended or modified, relating to the conduct of the audit;

•	Received written disclosures and the letter from the Deloitte Entities required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the Deloitte Entities their independence; and

•	Exercised oversight in other areas relating to the financial reporting and audit process that the Committee determined appropriate, including the Company’s compliance program relating to Section 404 of the Sarbanes-Oxley Act and the Company’s risk assessment and risk management programs.
     Based on the Audit Committee’s review of the audited financial statements and discussions with management and the Deloitte Entities as discussed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.
Audit Committee:
Craig P. Omtvedt, Chairman
Gregory E. Lawton
Robert L. Smialek
John E. Welsh, III
     Compensation Committee: Consists of Robert L. Smialek (Chairman), Gregory E. Lawton, Craig P. Omtvedt, and John E. Welsh, III. The Compensation Committee reviews and acts on General Cable’s executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It reviews appropriate terms for such programs with management, including consideration of risks associated with the design and implementation of compensation plans. The Committee also determines the compensation of the Chief Executive Officer and other executive officers. The Compensation Committee has engaged an independent consultant (Compensation Strategies, Inc.), which reports directly to the Compensation Committee. This consultant’s role in the Compensation Committee’s processes is described in the Compensation Discussion and Analysis section beginning at page 19. None of the members are officers or employees of General Cable; all are independent under the rules of the NYSE. The Compensation Committee’s charter is posted on the Company’s website and is accessible to anyone via the Investor Relations page. It is also available in print to any stockholder on request to the Corporate Secretary at General Cable’s World Headquarters. The Compensation Committee met four times in 2009.

     Corporate Governance Committee: Consists of Gregory E. Lawton (Chairman), Craig P. Omtvedt, Robert L. Smialek and John E. Welsh, III. The Corporate Governance Committee considers and recommends nominees for election as Directors, appropriate Director compensation, and the membership and responsibilities of Board committees. In conjunction with the Nonexecutive Chairman, the Committee conducts an annual performance evaluation of the Chief Executive Officer (“CEO”) and sets performance objectives for the CEO. The Corporate Governance Committee also reviews management development and succession policies and practices. A copy of the Corporate Governance Committee’s charter is available on the Company’s website and is accessible to anyone via the Investor Relations page. It is also available in print to any stockholder on request to the Corporate Secretary at General Cable’s World Headquarters. In addition, the Corporate Governance Committee provides oversight with regard to the Company’s Code of Business Conduct and Ethics that applies to its Directors, officers, and employees. A copy of the Code of Business Conduct and Ethics is available on the Company’s website via the Investor Relations page. It is also available in print to any stockholder on request to the Corporate Secretary at General Cable’s World Headquarters. None of the members of the Corporate Governance Committee are officers or employees of General Cable; all are independent under the rules of the NYSE. The Corporate Governance Committee met four times in 2009.
Director Nomination Process
     Each year, the Corporate Governance Committee recommends a slate of nominees to the Board which proposes nominees to the stockholders for election to the Board. In connection with its recommendations, the Corporate Governance Committee considers whether the Director candidates have the requisite qualifications and skills that are identified above and the commitment and willingness to serve on the Board in accord with the Company’s Corporate Governance Principles and Guidelines.
     The Corporate Governance Committee will consider stockholder suggestions for nominees when submitted in accord with the provisions of our By-laws. Under General Cable’s By-laws, stockholders may present any proposals for stockholder vote, including the election of Directors, by following the advance notice procedure described below. Under this procedure, the candidates eligible for election at a meeting of stockholders will be candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a stockholder. Stockholders will be given a reasonable opportunity at the Annual Meeting to nominate candidates for the office of Director if, as the By-Laws require, that stockholder first gave the Secretary of General Cable a written nomination notice at least 60 (sixty) days before the date of the Annual Meeting.
     The nomination notice must set forth the following information as to each individual nominated:
•	The name, date of birth, business address and residence address of the individual;

•	The business experience during the past five years of the nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which those occupations and employment were carried on, and additional information about the nature of his or her responsibilities and level of professional competence which permits an assessment of the candidate’s prior business experience;

•	A description of all direct and indirect compensation and other material monetary and non-monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder submitting the nomination notice and any associated person acting in concert with such person, on the one hand, and each proposed nominee and any associated person acting in concert with such nominee, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the nominating stockholder and any beneficial owner on whose behalf the nomination is made, if any, or any associated person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant;

•	Whether the nominee is or has ever been at any time a Director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity;

•	Any directorships held by the nominee in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or covered by Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, as amended;

•	Whether, in the last five years, the nominee was convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and

•	Whether, if elected, the nominee intends to tender, promptly following such nominee’s failure to receive the required vote for election or reelection at the next meeting at which such nominee would face election or reelection, an irrevocable resignation effective upon acceptance of such resignation by the Board or Directors, in accordance with the Corporation’s Corporate Governance Principles and Guidelines.
     The nomination notice must also provide the following information about the person submitting the nomination notice and any person acting in concert with that person: (1) the name and business address of these persons; (2) the name and address of these persons as they appear in the Company’s books; (3) the class and number of General Cable shares that are beneficially owned by these persons; and (4) certain other information about the interests of these persons in the Company’s securities, including the following:
•	Any derivative instrument directly or indirectly owned beneficially by the nominating stockholder and associated person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company;

•	Any proxy, contract, arrangement, understanding, or relationship pursuant to which the nominating stockholder and any associated person have a right to vote any shares of any security of the Company;

•	Any short interest in any security of the Company;

•	Any rights to dividends on the shares of stock of the Company owned beneficially by the nominating stockholder and by any associated person that are separated or separable from the underlying shares of stock of the Company;

•	Any proportionate interest in shares of stock of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which the nominating stockholder or any associated person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

•	Any performance-related fees (other than an asset-based fee) to which the nominating stockholder or any associated person is entitled to based on any increase or decrease in the value of shares of stock of the Company or derivative instruments, if any, as of the date of such notice, including, any such interests held by members of the immediate family of the nominating stockholder or any associated person sharing the same household (which information shall be supplemented as would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder).
     The nomination notice must include the nominee’s signed written consent to being named in a proxy statement as a nominee and to serve as a Director if elected. A written update of the information provided in the notice must be provided to the Company ten business days prior to the meeting. If the presiding officer at any stockholder’s meeting determines that a nomination was not made in accord with these procedures, he or she will so declare to the meeting and the defective nomination will be disregarded.
Director Qualifications and Leadership Structure
     As described above, the Corporate Governance Committee is responsible for considering and recommending nominees for election as Directors of General Cable. In carrying out this duty, the Corporate Governance Committee from time to time engages third-party search firms to assist in identifying and assessing qualifications of individual Director candidates. Directors’ general qualifications and responsibilities are set out in the Company’s Corporate Governance Principles and Guidelines (the “Guidelines”), which were recently reviewed and modified by the Board of Directors with input from the Corporate Governance Committee. The Guidelines are posted on the Company’s website via the Investor Relations page and are available in print to any stockholder on request to the Corporate Secretary of General Cable at its World Headquarters. Under the Guidelines, the Corporate Governance Committee seeks director candidates who encompass a range of experience, qualifications, attributes and skills in order to provide sound and prudent guidance on the Company’s operations and interests worldwide. General Cable aims to have a Board that is diverse and represents experience in business, finance, technology, global markets and other disciplines relevant to the scope of the Company’s activities over time. The Committee further expects that Directors should possess the highest personal and professional values, ethics, and integrity and should be committed to represent and advance the long-term interests of the Company’s shareholders. In considering the nature and scope of experience encompassed by the directors or nominees for director, General Cable evaluates each individual in the context of the Board as a whole taking into account relevant factors including independence, diversity, personal skills, and industry background.
     In regard to the nominee for Director (Mr. John E. Welsh, III) and the continuing Directors, each such person has the requisite general qualifications to serve as Director under the Guidelines set forth above (relevant experience, acumen, character and commitment) as is reflected in the summaries on pages 8 to 10 beneath each Director’s photograph. In addition, the nominee for Director and the continuing Directors were chosen to serve because of the following additional specific experiences, attributes and skills:

     John E. Welsh, III, Nonexecutive Chairman: (i) strong financial background in investment banking and investment management; (ii) leadership and collaboration skills; (iii) substantial experience involving acquisitions and strategic alliances; and (iv) background in telecommunications products and services.
     Gregory B. Kenny: (i) extensive operating and managerial experience in domestic and international businesses, including global wire and cable company operations; (ii) leadership and communication skills; (iii) substantial experience in financial matters; (iv) substantial experience in advancing growth strategies, including acquisitions and strategic alliances; and (v) broad experience in corporate governance.
     Gregory E. Lawton: (i) substantial marketing and operating experience in a variety of domestic and global manufacturing businesses; (ii) substantial experience in organizational development and talent development; (iii) substantial experience involving acquisitions and strategic alliances; and (iv) experience with major sales channels and distribution.
     Craig P. Omtvedt: (i) extensive experience as financial executive with knowledge of financial controls and systems; (ii) substantial business experience in domestic and international business, (iii) substantial experience involving acquisitions and strategic alliances; and (iv) experience with major sales channels (retailers and distributors).
     Robert L. Smialek: (i) substantial operating and management experience in manufacturing businesses and in application of technology to business; (ii) substantial experience in financial matters and investments; and (iii) substantial experience involving acquisitions and strategic alliances.
     At General Cable, the Board of Directors has adopted a leadership structure, which consists of a nonexecutive chairman appointed annually separate from the chief executive officer. There are three committees of the Board and each Board member sits on every committee, which leads to a well informed Board. The current Board Chairman is John E. Welsh, III and the President and Chief Executive Officer is Gregory Kenny. The duties of the Chairman are set out in the Guidelines and in the Company’s Amended and Restated Bylaws and include: (i) presiding at meetings of Stockholders and the Board of Directors; (ii) leading the Board in deliberations at and around meetings, including nonexecutive sessions; (iii) appointing committee chairs for Board Committees; (iv) acting as a liaison between the Directors and the President; and (v) providing strategic guidance and counsel relating to General Cable’s business and management and personnel development. This structure has been in place since 2001 when Gregory Kenny was elected President and Chief Executive Officer. General Cable believes that its leadership structure contributes to a more independent Board in the long-term due to the Chairman’s role; allows the Chief Executive more time to concentrate on significant business issues while providing the opportunity for relevant and timely input and feedback from the Chairman and other Directors on important issues; and leads to more productive internal board dynamics between and among Directors and Committees. General Cable believes its leadership structure is well suited to the Company’s wire and cable business with its extended business cycles.
     The Board’s leadership structure enables Directors to discharge their oversight functions, one of which as set out in the Guidelines is the assessment of risks affecting General Cable and its businesses. The oversight of risk affecting the Company from major to minor and emerging risks is carried out by the Board of Directors as a whole within the existing leadership structure. Important elements in the assessment of risk include reports to the Board and its Committees from the three operating regions on a regular basis, the output and actions of the Audit Committee as well as reports to the Board from the chief executive and the functional managers who deal with various specific elements of risk such as the global insurance program. By using a broad approach, the Board believes that it is able to discharge its oversight role and address the major, minor and emerging risks facing General Cable businesses in the long-term. General Cable believes that its current leadership structure supports the Board’s oversight role.
     The Board of Directors recommends that stockholders vote FOR the election of the nominee for Director.
BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT
     The following Table sets forth information, as of March 1, 2010, concerning the beneficial ownership of General Cable’s common stock by: (i) each Director and Director nominee of General Cable; (ii) each executive officer of General Cable named in the Summary Compensation Table; and (iii) all Directors and executive officers of General Cable as a group. This information is based on data furnished by the named persons. The beneficial owners of common stock listed below have sole investment and voting power with respect to these shares, except as otherwise indicated.
Share Ownership Table

	Amount and Nature of
	Beneficial Ownership(1)
Name of Beneficial Owner	Number	Percent of Class (2)
Gregory B. Kenny, Officer and Director	(3)%
Gregory J. Lampert, Officer	(4)	*
Gregory E. Lawton, Director	(5)	*
Craig P. Omtvedt, Director	(6)	*
Brian J. Robinson, Officer	(7)	*
Mathias Sandoval, Officer	(8)	*
Robert J. Siverd, Officer	(9)	*
Robert L. Smialek, Director	(10)	*
John E. Welsh, III, Nominee for Director	(11)	*
All Directors and executive officers as a group		%

*	Means less than 1.0%

(1)	Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2)	The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date ( shares of common stock).

(3)	Includes shares of restricted common stock awarded to Mr. Kenny under General Cable Stock Incentive Plans as to which he has voting power; shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan; and shares covered by stock options which may be exercised by Mr. Kenny within 60 days of March 1, 2010.

(4)	Includes shares of restricted common stock awarded to Mr. Lampert under General Cable Stock Incentive Plans as to which he has voting power and shares covered by stock options which may be exercised within 60 days of March 1, 2010.

(5)	Includes shares of common stock deferred under General Cable Deferred Compensation Plan and shares covered by stock options which may be exercised by Mr. Lawton within 60 days of March 1, 2010. Mr. Lawton does not hold any shares of common stock directly.

(6)	Includes shares of common stock deferred under General Cable Deferred Compensation Plan; shares covered by stock options which may be exercised by Mr. Omtvedt within 60 days of March 1, 2010; and shares of common stock held directly by Mr. Omtvedt.

(7)	Includes shares of restricted common stock awarded to Mr. Robinson under General Cable Stock Incentive Plans as to which he has voting power and shares covered by stock options which may be exercised by Mr. Robinson within 60 days of March 1, 2010.

(8)	Includes shares of restricted common stock awarded to Mr. Sandoval under General Cable Stock Incentive Plans as to which he has voting power and shares covered by stock options which may be exercised by Mr. Sandoval within 60 days of March 1, 2010.

(9)	Includes shares of restricted common stock awarded to Mr. Siverd under General Cable Stock Incentive Plans as to which he has voting power; shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan; and shares covered by stock options which may be exercised by Mr. Siverd within 60 days of March 1, 2010.

(10)	Includes shares of common stock deferred under General Cable Deferred Compensation Plan; shares covered by stock options which may be exercised by Mr. Smialek within 60 days of March 1, 2010; and shares of common stock held directly by Mr. Smialek.

(11)	Includes shares of common stock deferred under General Cable Deferred Compensation Plan and shares covered by stock options which may be exercised by Mr. Welsh within 60 days of March 1, 2010. Mr. Welsh does not hold any shares of common stock directly.
SIGNIFICANT STOCKHOLDERS
     The following Table sets forth information about each person known to General Cable to be the beneficial owner of more than 5% of General Cable’s common stock. General Cable obtained this information from its records and statements filed with the SEC under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and received by General Cable through the Record Date.

	Amount and Nature of Beneficial Ownership(1)
Name and Business Address
of Beneficial Owner	Number		Percent of Class(2)
Black Rock, Inc.	5,266,771	(3)	[10.13%]
40 East 52nd Street New York, NY 10022

OppenheimerFunds, Inc.	5,703,990	(4)	[10.93%]
Two World Financial Center 225 Liberty Street New York, NY 10281

(1)	Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2)	The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date ( shares of common stock).

(3)	These shares of General Cable common stock are owned by Black Rock, Inc. (“Black Rock”). Of the shares listed, Black Rock has sole power to vote 5,266,771 shares of General Cable common stock and sole dispositive power over 5,266,771 shares of General Cable common stock.

(4)	These shares of General Cable common stock are owned by OppenheimerFunds, Inc. (“Oppenheimer”). Of the shares listed, Oppenheimer has sole power to vote 5,703,990 shares of General Cable common stock and sole dispositive power over 5,703,990 shares of General Cable common stock.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of our Compensation Philosophy
     At General Cable, we have compensation programs that address our Company Human Resource needs and reflect our corporate culture, which includes our values and the way we operate our business. Our compensation philosophy is based on several guiding principles set forth below.
•	We seek to attract and retain talent by paying for performance and structuring dynamic positions with long-term opportunity for the very talented.

•	We provide executives opportunities to earn above-market incentive payments based on above-market performance.

•	We strive to align the earnings prospects and interests of executives and managers with those of our stockholders.

•	We have policies which require executives to hold meaningful amounts of General Cable equity.

•	We seek to retain and motivate a talented management team to continually maximize stockholder value.
Components of Our Total Compensation
     In line with this philosophy, General Cable provides compensation programs with both fixed and variable components. Fixed compensation, which consists of base salary and benefits, is designed to attract and retain executive talent. Variable compensation depends in part upon both the Company’s and the individual’s performance thus aligning the executive’s interests with those of our stockholders. Individual compensation and the mix of base salary, annual cash bonus opportunity and long-term incentive opportunities vary depending on the executive’s level of responsibilities, potential, performance and tenure with the Company. However, the at-risk portion of total compensation generally increases as an executive’s level of responsibilities increases. The main elements of the Company’s 2009 executive officer compensation programs are outlined in the Table below.

Compensation
	Element	Purpose
Annual Cash Compensation	Base Salary	Represents pay for an individual’s primary duties and responsibilities. Base salaries are reviewed annually and are established based on scope of responsibility, individual performance, potential and competitiveness versus the relevant external market and the Company’s operating performance.

	Annual Incentives	Provides a performance-based cash incentive opportunity. Rewards achievement of specific financial goals, including consolidated and business team results with adjustments based on individual performance. The amount actually earned will vary relative to the targeted level based on General Cable’s actual results.

Long-Term, Equity-Based Compensation	Restricted Stock	Provides awards under a plan designed to enhance executive stock ownership as well as an incentive for retention and sustaining stockholder value. Value of awards is directly dependent on General Cable share price with market practices as a guide.

	Stock Options	Provides awards under a plan that rewards participants if the value of General Cable’s stock increases.
	Other Equity-based Awards	Provides awards under a plan that rewards participants if the value of General Cable’s stock increases. The Compensation Committee reviews long-term incentive trends and may determine to make other forms of equity-based awards, including awards subject to performance conditions, as authorized under our 2005 Stock Incentive Plan.

Benefits and Retirement (1)	Retirement Benefits and Deferred Compensation	Provide benefits to executives at retirement from the Company. Our core plan is a defined contribution retirement and savings plan, including a 401(k) employee contribution with matching Company contributions (“Retirement Plan”). The Retirement Plan is identical to the plan provided to non-executive employees. Our deferred compensation plan (“DCP”) permits participants to defer salary, incentive bonuses or stock awards until retirement. Within the DCP, we have a non-qualified supplemental or excess retirement plan (“BEP”), which provides benefits in excess of IRS limits under the Retirement Plan.

	Welfare Plans and Other Benefits	Provide for basic health care, life and income security needs, including life, medical, dental, disability and other employee welfare benefits, severance protection, fringe benefits and limited perquisites.

(1)	The Company believes these compensation elements are consistent with relevant competitive market practice and further our goal of attracting and retaining executive management.
Our Compensation Committee Process
     The Compensation Committee determines General Cable’s compensation philosophy. (The duties and responsibilities of the Compensation Committee are set forth on page 12.) The Committee is also responsible for implementing our compensation philosophy and it approves the elements of our executive officers’ compensation, including the Named Executive Officers identified in the Summary Compensation Table at page 31. The Company believes that to attract and retain qualified management, pay levels (including base salary, incentive compensation, and benefits) should be targeted at no more than the 50th percentile (or median) of pay levels of comparable positions at comparable companies in the market, including a peer group. Actual compensation does vary from these targets based on several factors including individual performance, experience, roles and responsibilities, Company performance and changes in the value of our equity.
     Generally, the Compensation Committee reviews and adjusts target total compensation levels annually at its first meeting of the year. The Committee will have met periodically during the prior year to consider compensation programs and to gain relevant information and context for determining compensation for executives. The Chief Executive Officer’s overall compensation is set by the Compensation Committee in consultation with the Corporate Governance Committee during executive session based on its assessment of the Chief Executive Officer’s individual performance and the performance of General Cable as well as the financial and operating performance of a comparator group and other relevant market data. Compensation for the other Named Executive Officers is based on recommendations of the Chief Executive Officer and the Senior Vice President Human Resources, ROW Region and the Vice President Compensation and Benefits (together, “Human Resources Team”) to the Compensation Committee. The Compensation Committee considers these recommendations based on each executive’s individual responsibility, experience and overall performance. The Compensation Committee also considers internal comparisons within the executive group.
     In setting total compensation, the Company applies a consistent approach for all executive officers. None of the executive officers have employment agreements.
Compensation Component Percentile Table (1)
The Table below shows estimated percentiles related to the components of compensation for each named Executive Officer and describes reasons for variations in a range around the 50th percentile/market median.

		Annual Incentive	Long Term	Retirement and
Name and Title	Base Salary	Pay (2)	Compensation (3)	Benefits (4)	Total Compensation
Gregory B. Kenny (5) President and Chief Executive Officer	Under 25	55	Under 25	50	Under 25

Brian J. Robinson (6) Executive Vice President, Chief Financial Officer and Treasurer	Under 25	25	Under 25	50	Under 25

Gregory J. Lampert (7) Executive Vice President, President and Chief Executive Officer, General Cable North America	Under 25	29	33	50	Under 25

Mathias Sandoval Executive Vice President, General Cable Rest of World, President and Chief Executive Officer, Phelps Dodge International Corporation	Under 25	29	41	50	34

Robert J. Siverd Executive Vice President, General Counsel and Secretary	37	50	57	50	52

(1)	The data shown in the Table are based on estimates and data provided over time to the Committee. In 2009, the Committee reviewed past survey data and current trend information for the Named Executive Officers which it considered relevant. In addition, the consultant, at the Committee Chair’s request, provided a review of long-term incentive award trends in 2007, 2008 and 2009. Because of the limitations in the survey and trend data, certain data in the Table are presented as a more general range.

(2)	Annual Incentive Pay represents an estimated percentile ranking of the target bonus percentage.

(3)	Long Term Incentive is an estimated percentile ranking of the 2008 long-term incentive award value, which was granted in 2009.

(4)	Retirement and Benefit programs which are generally provided to salaried personnel are targeted at the 50th percentile for management of the company and the company believes that these programs provide benefits at market median.

(5)	Mr. Kenny’s base salary has been below target to provide additional flexibility for the Compensation Committee to make awards in the form of annual incentive and long-term compensation.

(6)	Mr. Robinson has been in new role with expanded responsibilities for relatively short time.

(7)	Mr. Lampert has been in new role with recently expanded responsibilities for a relatively short time.
     Competitive Market Pay Information. To assist the Compensation Committee in discharging its responsibilities, including evaluating the competitiveness of executive compensation levels, the Compensation Committee has retained an independent outside consultant (Compensation Strategies, Inc.). The outside consultant is engaged by and reports directly to the Compensation Committee. Specifically, the consultant’s role is to work with the Compensation Committee through management (principally, the Human Resources Team) to develop information and guidance concerning best practices in the retention and motivation of employees related to all aspects of executive compensation. The consultant is given assignments and direction during the year by the Chairman of the Compensation Committee with input from the Human Resources Team. Reports and information output from these assignments are presented to the Compensation Committee for consideration and appropriate action at Committee meetings.
     At the request of the Compensation Committee Chair, the outside consultant has been providing an analysis of market and peer group data regarding base pay and bonus opportunity targets, the mix and weighting of various forms of compensation, and the competitiveness of current compensation for some or all of the Named Executive Officers. The Committee Chair requested this analysis for all Named Executive Officers in 2007, and it was reviewed by the Committee. In 2008, a similar analysis was provided for the Chief Executive Officer and the Chief Financial Officer at the Chairman’s request. In 2009, the Committee did not request specific analyses for the current Named Executive Officers, but reviewed past survey data and current trend information which are considered relevant. In addition, the consultant, at the Committee Chair’s request, provided a review of long-term incentive award trends in 2007, 2008 and 2009.
     The primary reference points for the determination of pay practices are the compensation levels (base salary, short-term and long-term incentives) for companies with revenues, market capitalization, and rates of return (total stockholder return and return on invested capital) and business activities that are generally consistent with General Cable’s in manufacturing, durable goods and other relevant sectors. The Company believes that pay levels should reflect the complexity and size of our business, our employee headcount and market capitalization and that revenues and rates of return are good surrogates for these factors. In this regard, we rely for general information purposes on compensation data prepared by our Human Resources Team as well as information prepared by the outside consultant for the Compensation Committee, which summarize external market practice. The data are derived from pay surveys available to the Human Resource Team and our outside consultant.
     In addition to broad based data, in 2009, the Committee reviewed survey data from 2008 for the following twenty-two (22) companies:

AK Steel Holding Corp.	Cooper Industries Ltd.	Thomas & Betts Corp.
Allegheny Technologies Inc.	Corning Inc.	Timken Co.
Amphenol Corp.	Dover Corp.	UTStarcom Inc.
Anixter International Inc.	Eaton Corp.	Vishay Intertechnology Inc.
Ball Corp.	Hubbell Inc.	Wesco International, Inc.
Belden Inc.	ITT Corp.	Worthingon Industries, Inc.
Carlisle Companies Inc.	Molex Inc.
Commscope, Inc.	Mueller Industries Inc.
     Information from this comparator group is used to validate data from other surveys, but it is not the sole benchmark used to set compensation for the executive officers. It is a frame of reference for decision making. Target total compensation of executive officers of General Cable, including the Chief Executive Officer, is determined after reviewing the executive’s performance, long-term potential, responsibilities and experience within the context of the market data. In addition to these factors, the Company also considers internal comparisons of pay within the executive group.
     In addition to reviewing broad-based data and information from a comparator group, the Committee also reviews executive pay tally sheets. The Compensation Committee initiated periodic reviews of executive pay tally sheets in 2005 and has continued to make periodic reviews, including a tally sheet review in February 2010. The tally sheets contain information showing the executives’ annual pay, both target and actual, and prospective wealth under various performance and employment assumptions. Data from the tally sheets are considered as a guide by the Compensation Committee when establishing pay levels and opportunities.
     Base Salary. Base salaries are an important element of compensation and provide executives with a base level of income. In determining base pay, the Committee considers the executive’s responsibilities and potential, individual performance against predetermined objectives, base salary competitiveness as compared to the external market, and General Cable’s operating performance. In reviewing 2008 performance in early 2009, the Committee, in view of the current economic situation, determined to make no salary adjustments even though executive performance, Company performance and the results of the external market review would have supported salary increases. The Committee made this determination because it believed that salary increases for Named Executive Officers were not appropriate in the context of a global economic recession that has impacted General Cable’s business. In reviewing 2009 performance in early 2010, the Committee made the same determination and no salary adjustments were authorized.
     Annual Incentives. Annual cash bonuses under the General Cable Annual Incentive Plan (“AIP”) are intended to reward individual performance during the year, and therefore, can be highly variable from year to year. They are determined by the Compensation Committee on a fully discretionary basis; cash incentives are not an entitlement. At the outset of the year, the Committee approves a target incentive award for each executive officer and Company performance targets for the year. At this time, individual performance objectives also are set for each of the executive officers with the input of the CEO. At the end of the fiscal year, the Committee measures actual performance against the predetermined Company performance targets and reviews individual performance to determine if adjustments for individual performance are appropriate.
     Award levels at target under the AIP (that is, at 100% percent of the amount of an individual’s target percentage of base salary) generally reflect the median of the competitive market (including the comparator group of companies listed earlier) with the opportunity to earn more or less depending on actual financial performance of the Company and individual performance. Target AIP levels for the

Chief Executive Officer and the Named Executive Officers in 2009 were as follows: 110% for Mr. Kenny (CEO), and 65% for the other Named Executive Officers.
     For calendar 2009, each of the Named Executive Officers under the AIP had an opportunity to earn cash rewards based on attainment of earnings per share goals and other previously established individual performance goals. The earnings per share (EPS in the Table) and return on capital employed (ROCE in the Table) goals are measured generally under U.S. GAAP exclusive of extraordinary gains and losses. The 2009 target level was set at a level which took into account the severe recessionary conditions the Company would experience in 2009 as compared to 2008. The AIP had a cap in 2009 of 200% of target as a maximum award level for executive officers. The 2009 AIP performance targets and payouts are set forth in the following table.

2009 AIP Performance Targets and Payouts
			% Of
	Actual Level/% of Goal Achieved		Target
Performance Level	EPS (70% weighting)	ROCE (30% weighting)	Payout
Maximum	$3.78/135%	25.1%/135%	200%
Excellent	$3.50/125%	23.3%/125%	150%
Target	$2.80/100%	18.6%/100%	100%
Fair	$2.10/75%	14.0%/75%	50%
Threshold	$1.00/36%	11.0%/59%	25%
< Threshold	<$1.00/36%	< 11.0%/59%	0%
     In measuring performance, the Committee exercises its judgment whether to reflect or exclude the impact of certain items, such as changes in accounting principles and extraordinary, unusual or infrequently occurring events. For 2009, the Committee determined that corporate performance resulted in EPS of $1.89 and ROCE of 11.4%, which resulted in a payout of 40% of Target, subject to adjustments for individual performance.
     Performance goals for the Named Executive Officers considered by Committee include both quantitative goals and certain individual performance factors. The quantitative goals for the Named Executive Officers are described in the chart below.
Quantitative Performance Factors

Named Executive Officer and Title	Performance Criterion	Performance Target
Gregory B. Kenny President and Chief Executive Officer	Earnings per share	$2.80
	Return on invested capital	over 11.4%
	Return on capital employed	over 18.6%
	Leverage Ratio (Debt to EBITDA)	less than 2.9% gross leverage; less than 1.9% net leverage

Named Executive Officer and Title	Performance Criterion	Performance Target
Brian J. Robinson Executive Vice President, Chief Financial Officer and Treasurer	Earnings per share	$2.80
	Return on invested capital	over 11.4%
	Return on capital employed	over 18.6%
	Leverage Ratio (Debt to EBITDA)	less than 2.9% gross leverage; less than 1.9% net leverage

Gregory J. Lampert Executive Vice President, President and Chief Executive Officer, General Cable North America (1)	Operating income	over $102 million
	Return on capital employed	over 17.2%

Mathias Sandoval Executive Vice President, General Cable Rest of World, President and Chief Executive Officer, Phelps Dodge International Corporation (2)	Operating income	Over $127 million
	Return on capital employed	over 18.5%

Robert J. Siverd Executive Vice President, General Counsel and Corporate Secretary	Earnings per Share	$2.80
	Return on capital employed	Over 11.4%

(1)	Performance targets are with respect to North America operating segment only.

(2)	Performance targets are with respect to ROW operating segment only.
Individual Performance Factors
     For 2009, the Committee took into account the following individual performance factors in evaluating AIP awards for the Named Executive Officers:

AIP Individual Performance Factors(1)
Name and Title	Relevant Individual Performance Factors
Gregory B. Kenny President and Chief Executive Officer	Performance against earnings and return on capital targets, improvement in corporate safety performance, rate of business growth and innovation, and improvements in cost reduction programs and talent development

Brian J. Robinson Executive Vice President, Chief Financial Officer and Treasurer	Performance against earnings and return on capital targets, improvement in corporate business growth, strengthening of global technology development

Gregory J. Lampert Executive Vice President, President and Chief Executive Officer, General Cable North America	Performance of regional business against earnings and return on capital targets, improvement in business performance, achievement of cost reductions and enhancing talent development

Name and Title	Relevant Individual Performance Factors
Mathias Sandoval Executive Vice President, General Cable Rest of World, President and Chief Executive Officer, Phelps Dodge International Corporation	Performance against operating earnings and cash flow targets, improvement in safety and operational performance within the region, increasing business growth in emerging markets and achievement of cost reductions

Robert J. Siverd Executive Vice President, General Counsel and Secretary	Management of global legal function including completion of acquisition and joint venture projects, improvements in intellectual property development, level of success in managing litigation, and training and development of Company managers

(1)	The Committee may make negative adjustments to reduce a potential award in whole or in part based on the Compensation Committee’s assessment of individual performance by an executive against the established individual objectives. No negative adjustments were made in regard to AIP awards for 2009.
     In addition, the Compensation Committee and the Board of Directors have the authority to award cash bonuses in addition to AIP awards, if in their judgment, there has been exceptional performance by an executive officer which has contributed to operating results and overall business performance of the Company in a calendar year. The Compensation Committee and the Board of Directors believe that the potential for such awards will help to motivate and retain more talented executive officers. For 2009, the Compensation Committee determined to make the following awards:
•	Additional award of approximately $61,000 for Mr. Kenny based on the level of global business performance achieved in an adverse business environment.

•	Additional awards of approximately $40,000 each for Messrs. Lampert and Sandoval based on their very significant contributions to global company results and implementation of best practices across operating regions in an adverse business environment.

•	Additional award of approximately $50,000 for Mr. Robinson for superior performance during 2009, based upon the level of global financial and business performance achieved in an adverse business environment.
     The target and discretionary awards made to each of the Named Executive Officers under the AIP are set forth in the Summary Compensation Table on page 31.
     Long-Term Equity Incentives. Long-term incentive awards are granted to General Cable executives under the 2005 Stock Incentive Plan approved by stockholders in 2005 (“2005 Stock Incentive Plan”). Long-term incentive expected values for total incentive awards are based on a review of current market practices provided by General Cable’s Human Resources Team and the outside consultant to the Compensation Committee. The actual grant for each executive is determined by the Committee taking into consideration individual performance, and to a lesser extent Company performance, within the context of market practices.
     The individual performance factors taken into account for purposes of making long-term equity incentive awards are generally the same as those outlined in the AIP Individual Performance Factors Table set forth at pages 25-26 of this proxy statement. Company performance metrics such as earnings per share and return on capital are taken into account to a lesser extent as they are reflected in individual performance factors in considering long-term incentive awards.

     Grants of stock options and restricted stock and other stock awards for executive officers generally have been made on an annual basis on the date of the first meeting of the Compensation Committee; this date is set in advance in the prior year. Awards also may be granted at the time of a special event, such as upon employment or a significant promotion. Option exercise prices and share awards of restricted stock are generally computed based on the fair market value of our common stock on the date of grant. Based on the timing of the previously scheduled Committee meeting and the Company’s earnings release, the Committee in its discretion may approve awards but delay the effectiveness of these awards until after the date of the earnings release to ensure that the award values reflect all material information about the Company.
     General Cable’s annual long-term incentive opportunity in 2009 was provided through both stock options and restricted stock awards. Executive officer awards were structured to provide 75% of the expected value in the form of stock options and 25% of the expected value in the form of restricted stock. In February 2009, Messrs. Kenny, Robinson and Siverd received non-qualified stock option grants and awards of restricted stock for 2008 performance. The stock option grants have the following characteristics:
•	An exercise price equal to the market value of General Cable stock on the date of grant;

•	A three-year vesting period; and

•	A term of ten years from the date of grant.
The grants of restricted stock vest five years from the date of grant. The grant date fair value of these stock option grants and restricted stock awards (under FASB ASC TOPIC 718) is shown in the Summary Compensation Table and Grants of Plan-Based Awards during Fiscal 2009 Table.
     As discussed above, awards may be granted at the time of a special event, such as upon employment or a significant promotion. Messrs. Lampert and Sandoval received such awards in October 2007 upon their promotions to executive vice president positions. Because of the timing of these awards, the Committee did not approve additional long-term incentive awards for these executives in February 2008 for 2007 performance.
     Awards for services in 2009 – made in February 2010 – also were structured to provide 75% of the expected value in the form of stock options and 25% of the expected value in the form of restricted stock for the executive officers. This mix is consistent with previous year’s awards made in February 2009 for 2008 performance.
Total 2009 Compensation for the Named Executive Officers
     Total compensation paid to each of the Executive Officers in 2009 is set forth in the Summary Compensation Table as called for by SEC disclosure rules. However, for purposes of our compensation philosophy and process, we define total direct compensation for a Named Executive Officer to mean the sum of salary paid and AIP-related bonus earned in the year plus the value of long-term incentive awards made by the Compensation Committee following the end of the year. This reflects the Committee’s long-standing practice and view that incentive awards should be made after the close of a calendar year. For the Committee’s processes, total direct compensation in 2009 included the value of salary and AIP-related bonus, which is set forth in the Summary Compensation Table, plus the value of long-term incentive awards made by the Compensation Committee in February 2009. (See notes 2 and 3 beginning at page 31 for grant date fair value of these long-term incentive awards made in 2010 for 2009 performance.)

Accounting and Tax Considerations
     The Committee takes into account the estimated accounting (pro forma expense) and the tax impact of all material changes to the executive compensation program and discusses such matters periodically during the year. Generally, an accounting expense is accrued over the relevant service period for the particular pay element (generally equal to the performance period) and the Company realizes a tax deduction upon the payment to the executive. The Compensation Committee has been advised that, based on current interpretations, stock options awarded under the Stock Incentive Plan should satisfy the requirements for performance-based compensation under Code Section 162(m). We are seeking shareholder approval of these performance goals under the 2005 Stock Incentive Plan at the Annual Meeting. (See Proposal 3) The Committee has also been advised that restricted stock awards which vest based on continued employment with the Company, do not qualify as performance-based compensation, and so may not be tax deductible under Code Section 162(m). In general, the policy of the Company and the Committee is to optimize the tax deductibility of executive compensation so long as deductibility is consistent with more important objectives of retaining executives and maintaining competitive, motivational performance-based compensation that is aligned with stockholder interests.
Retirement Plans and Other Company Benefits
     The Chief Executive Officer and other Named Executive Officers participate in the full range and scope of retirement and welfare and other plans as all other employees of General Cable, except as noted below. General Cable in this area as in other aspects of its compensation programs targets these types of benefits to be competitive with the median of the relevant market it has identified.
     Retirement Benefits. General Cable and subsidiaries sponsor Retirement and Savings Plans (“Retirement Plans”) for salaried and hourly employees in the United States. The Plans are tax-qualified, defined contribution plans under which fixed contributions are made for the account of each participating employee each year. For salaried employees, under the retirement component, a contribution of 4% of eligible compensation is made, and under the savings or 401(k) component, a matching contribution is made in the amount of 2% of eligible compensation so long as the employee has contributed at least 4% of compensation through our payroll deduction program. The federal statutory limit for eligible compensation in 2009 was $245,000. These contribution and matching percentages are intended to reflect competitive market terms and conditions for plans of this type. Participating employees may direct the investment of Company and individual contributions into one or more of the investment options offered by the Retirement Plans.
     General Cable and subsidiaries also maintain a deferred compensation plan (“DCP”), which permits deferral of salary, incentive bonuses, and stock awards by participants, including the Named Executive Officers. The Company offers the DCP because it allows us to have a more competitive benefit program. In 2007, we combined this plan with the Benefit Equalization Plan (“BEP”) and our former Supplemental Executive Retirement Plan (“SERP”). The BEP is designed to make up benefits on certain wages, which are not eligible for Company matching or retirement contributions because of Internal Revenue Service limits on inclusion of these amounts in our Retirement Plans. The BEP has investment options and vesting requirements similar to the Retirement Plan. The SERP was adopted in 2000 in which a limited number of key managers, including certain Named Executive Officers, participated. Benefit accruals under the SERP were frozen and converted to an account balance plan subject to vesting in 2007 to better align our total retirement related benefits with the objectives of these plans and their costs. The value of accounts of the eligible Named Executive Officers from the SERP is included in the DCP and is also shown in the Summary Compensation Table under “Other Compensation” for 2007. Participants may receive their vested benefits under the Retirement Plans and the DCP on termination or retirement from General Cable.

     Mr. Kenny and Mr. Siverd are participants in the Retirement Income Guarantee Plan (“RIGP”) established by General Cable’s predecessor. RIGP benefits are funded under the General Cable Master Pension Plan, a qualified defined benefit plan. Benefit accruals under the RIGP were frozen in 1993. Under the RIGP, a target benefit is calculated using pay and service through 1993 and adjusted for certain defined contribution account balances. In prior years, these defined contribution accounts provided projected balances in excess of the target benefit for Mr. Kenny and Mr. Siverd. Therefore, the Company estimated no RIGP benefits for Mr. Kenny and Mr. Siverd, the only executive officers eligible for this benefit. Because of declines in the value of the offset accounts in 2008, Mr. Kenny and Mr. Siverd were projected to be entitled to a benefit from the RIGP upon reaching their normal retirement date, approximately $75,000 and $115,000 respectively. Because of investment performance in the value of the offset accounts in 2009, Mr. Kenny is no longer projected to receive a benefit and the present value of the normal retirement benefit for Mr. Siverd has been reduced. The present value of this benefit for Mr. Siverd is approximately $52,400 as shown in the Table below.

Pension Benefits Table(1)
			Present Value of
		Number of Years	Accumulated	Payments During
Name and Title	Plan Name	Credited Service	Benefits	Last Fiscal Year
Gregory B. Kenny President and Chief Executive Officer	Retirement Income Guarantee Plan(1)	11	0	0

Robert J.Siverd Executive Vice President, General Counsel and Secretary	Retirement Income Guarantee Plan(1)	10	$52,400	0

(1)	The amount of the RIGP benefit will fluctuate from year to year based on the value of the offsetting accounts and will depend on their actual retirement dates.
     Other Benefits. The Company believes that its employee benefit plans, including retirement plans, deferred compensation, perquisites and welfare plans, are of the type commonly offered by other employers. These benefits form part of our compensation philosophy and we continue to offer them because the Company believes they are necessary in order to attract, motivate and retain talented executives.
Severance and Change-in-Control Arrangements
     None of the executive officers has an employment agreement or a change in control agreement. However, our Named Executive Officers may be eligible for post-employment payments and benefits in certain circumstances upon termination or a change in control of the Company. These post-employment payments and benefits arise under the Executive Officer Severance Benefit Plan, which was adopted in December 2007, and the 2005 Stock Incentive Plan and its predecessor plans. These potential severance benefits are discussed under “Change in Control and Other Post-Employment Payments and Benefits” beginning at page 38.

Stock Ownership Guidelines
     Consistent with its executive compensation philosophy and the principle of aligning executive and stockholder interests, General Cable requires corporate officers to retain minimum ownership levels of the Company’s common stock. For this purpose, we include shares personally owned as well as vested and unvested shares of restricted common stock, but exclude stock options. The following stock ownership guidelines were established by the Board of Directors in 2005.

Executive	Ownership Multiple of Base Salary
Chief Executive Officer	5 times
Chief Financial Officer	3 times
Executive Vice Presidents	3 times
     Shares that are counted for purposes of satisfying ownership requirements are shares directly owned, grants and awards under incentive plans, and shares held in General Cable’s Deferred Compensation Plan. Named Executive Officers must comply with these ownership requirements by the end of a five-year period starting with 2005 for Mr. Kenny and Mr. Siverd as year one. Based on the Company’s stock price at December 31, 2009, all executive officers are in compliance with these guidelines.
     In conclusion, this Compensation and Discussion Analysis (“CD&A”) provides material information about our compensation program as required by SEC rules. Stockholders should also read the following tables and narratives, which are relevant to the CD&A and offer supporting documentation.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing above with General Cable’s management. Based on this review and these discussions, the Compensation Committee recommended to General Cable’s Board of Directors that the Compensation Discussion and Analysis be included in General Cable’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in this Proxy Statement.

Robert L. Smialek, Chairman Gregory E. Lawton Craig P. Omtvedt John E. Welsh, III

Summary Compensation Table

							Change in
							Pension
							Value and
							Non-Qualified	All
						Non-Equity	Deferred	Other
						Incentive	Compensa-	Compen-
				Stock	Option	Plan	tion	sation
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	($)	Total
Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($)	(4)(5)	($)

Gregory B. Kenny	2009	856,731	0	646,470	1,758,366	424,000	0	137,431	3,822,998
President and	2008	823,270	0	820,567	1,632,050	843,975	0	172,648	4,292,510
Chief Executive Officer	2007	749,038	0	799,984	717,111	1,423,557	0	3,275,922	6,965,612

Brian J. Robinson	2009	327,115	0	195,900	586,122	131,900	0	47,933	1,288,970
Executive Vice	2008	313,652	0	258,685	513,705	225,000	0	50,712	1,361,754
President, Chief	2007	253,943	0	289,231	80,011	272,354	0	152,679	1,048,218
Financial Officer and Treasurer

Gregory J. Lampert	2009	327,115	0	195,900	586,122	121,900	0	48,825	1,279,862
Executive Vice	2008	315,000	0	0	0	225,000	0	48,355	588,355
President, President and Chief Executive Officer, General Cable North America

Mathias Sandoval	2009	363,462	0	195,900	586,122	131,000	0	59,188	1,335,672
Executive Vice	2008	350,000	0	0	0	355,000	0	70,642	775,642
President, General Cable Rest of World, President and Chief Executive Officer, Phelps Dodge International Corporation

Robert J. Siverd	2009	394,512	0	195,900	586,122	98,774	0	64,992	1,340,300
Executive Vice	2008	376,913	0	203,851	404,680	228,000	0	73,596	1,287,040
President, General	2007	364,064	0	324,352	156,279	360,423	0	1,264,881	2,469,999
Counsel and Secretary

(1)	Represents the grant date fair value of the restricted common stock grants shown in the Table under FASB ASC Topic 718 using assumptions set forth in the footnotes to the financial statements in the Company’s Annual Report on Form 10-K for 2009.

In the view of General Cable’s Compensation Committee, an award for services in a year represents an award for services in the prior fiscal year. The rules of the SEC require that the awards made during the years reported be recorded in the Summary Compensation Table. On February 12, 2010, the Compensation Committee made awards of restricted common stock with a performance condition to the other executives as follows: $488,800 to Mr. Kenny, $146,640 to Mr. Robinson, $146,640 to Mr. Lampert, $146,640 to Mr. Sandoval, and $107,414 to Mr. Siverd. These values represent the grant date fair value of restricted common stock determined under FAS 123R based on the assumptions that (i) the total value of the grant was equal to the closing market price of General Cable’s common stock on the New York Stock Exchange on February 12, 2010, that is, $24.44 times the number of shares awarded, and (ii) the awards vest five years from the date of grant. The performance condition for the restricted stock awards is $1.00 of cumulative earnings per share over the vesting period.

(2)	Represents the grant date fair value of the common stock option grants shown in the Table under FASB ASC Topic 718 using assumptions set forth in the footnotes to the financial statements in the Company’s Annual Report on Form 10-K for 2009.

See note (2) above. In February 2010, the Compensation Committee made awards in respect of services in 2009 of options on common stock as follows: $1,490,324 to Mr. Kenny, $427,778 to Mr. Robinson, $427,778 to Mr. Lampert, $427,778 to Mr. Sandoval, and $323,676 to Mr. Siverd in grant date fair value of stock options determined under FAS 123R using the following assumptions: (i) expected life, 5.08 years; (ii) stock price volatility, 65.12%; (iii) risk-free interest rate, 2.37%; and (iv) dividend yield, 0%. These options were granted under the 2005 Stock Incentive Plan and vest and become exercisable ratably over a three-year period from the date of grant of February 12, 2010.

(3)	Represents awards paid under General Cable’s Annual Incentive Plan after the fiscal year with respect to that fiscal year’s performance.

(4)	Other Compensation for the 2007 Named Executive Officers includes a one-time contribution in connection with freezing the benefits under the SERP. The one-time contributions were the following: $3,125,170 for Mr. Kenny; $125,525 for Mr. Robinson; and $1,179,241 for Mr. Siverd.

(5)	Perquisites and other personal benefits in 2009 included the following:

	Contributions to the	Fixed payment
	Retirement and	Perquisites (without
	Savings and Excess	gross-up under
Named Executive Officer	Benefit Plans ($)	Company Policy) ($)
Mr. Kenny	100,139	35,000
Mr. Robinson	32,400	15,000
Mr. Lampert	33,127	15,000
Mr. Sandoval	43,108	15,000
Mr. Siverd	36,474	25,000
Grants of Plan-Based Awards During Fiscal Year 2009 Table
This Table shows information on grants of plan-based awards during 2009.

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity Incentive			Under Equity Incentive
			Plan Awards			Plan Awards
										All Other		Grant
										Option		Date
										Awards:		Fair
									All Other	Number	Exercise	Value
									Stock Awards:	of	or Base	of
									Number	Securities	Price of	Stock
									of Shares	Under-	Option	and
			Thresh-		Maxi-	Thresh-		Maxi-	of Stock	lying	Awards	Option
	Grant	Committee Action	old	Target	mum	old	Target	mum	or Units	Options	($/Sh)	Awards
Name	Date	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)(3)	(3)	($) (4)

G. B. Kenny	2/11/09	2/5/09	0	0	0	0	0	0		180,000	19.59	1,758,366
	2/11/09	2/5/09							33,000			646,470

B. J. Robinson	2/11/09	2/5/09	0	0	0	0	0	0		60,000	19.59	586,122
	2/11/09	2/5/09							10,000			195,900

G. J. Lampert	2/11/09	2/5/09	0	0	0	0	0	0		60,000	19.59	586,122
	2/11/09	2/5/09	0	0	0	0	0	0	10,000			195,900

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity Incentive			Under Equity Incentive
			{Plan Awards			Plan Awards
										All Other		Grant
										Option		Date
										Awards:		Fair
									All Other	Number	Exercise	Value
									Stock Awards:	of	or Base	of
									Number	Securities	Price of	Stock
									of Shares	Under-	Option	and
			Thresh-		Maxi-	Thresh-		Maxi-	of Stock	lying	Awards	Option
	Grant	Committee Action	old	Target	mum	old	Target	mum	or Units	Options	($/Sh)	Awards
Name	Date	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)(3)	(3)	($) (4)
M. Sandoval	2/11/09	2/5/09	0	0	0	0	0	0		60,000	19.59	586,122
	2/11/09	2/5/09							10,000			195,900

R. J. Siverd	2/11/09	2/5/09	0	0	0	0	0	0		60,000	19.59	586,122
	2/11/09	2/5/09							10,000			195,900

(1)	The Compensation Committee has a practice of not granting awards immediately preceding an earnings release date. In February 2009, the Committee meeting occurred on February 5 and the earnings release was made on February 11, 2009. Therefore, the Committee set the grant date on February 11. The closing price of General Cable’s common stock on February 5 was $18.13 and on February 11 $19.59.

(2)	Restricted stock awards of common stock were made under the Company’s stockholder-approved 2005 Stock Incentive Plan.

(3)	Options on common stock awards shown in the Table were made under the Company’s 2005 Stock Incentive Plan. The exercise price of the options is the closing price of General Cable common stock on the respective dates of grant. See note 1.
Narrative Disclosure For Summary Compensation Table and Grants of Plan-Based Awards Table
     We have no employment agreements with the Named Executive Officers to provide for specific base salary, bonus and benefits. Certain aspects of the compensation and equity awards reported in these tables are subject to terms and conditions set forth in policies and plans as follows:

Form of Compensation	Subject to	For Additional Information
Cash Incentives	Annual Incentive Plan	See discussion at pages 23-24.

Equity Awards	2005 Stock Incentive Plan	See discussion below and at pages 26-27.

Other Compensation- Company Contributions in Retirement Accounts	General Cable Retirement and Savings Plan	See discussion at page 28.
	General Cable Deferred Compensation Plan	See discussion at pages 28-29.
     The foregoing policies and plans are generally available to other executives at General Cable.
Information Relating to Stock and Option Awards
     The grants of General Cable Restricted Stock shown in the Grants of Plan-Based Awards During Fiscal Year 2009 Table vest 100% on the fifth anniversary of the grant date. Restricted stock awards are eligible for dividends to the extent paid by the Company. The Company does not currently pay a dividend to its common stock holders. Under the 2005 Stock Incentive Plan, participants including executive officers are permitted to defer awards under the General Cable Corporation Deferred Compensation Plan, which is described at page 28. Stock options on common stock granted to executive officers shown in the Table generally vest ratably three years from the date of grant and cannot be deferred. Both restricted stock and stock option vesting would be accelerated in case of a change in control as defined under the 2005 Stock Incentive Plan. See “Change in Control and Other Post-Employment Payments and Benefits” at page 38.

Salary and Bonus Proportion of Compensation
     For the Named Executive Officers, salary and AIP incentive compensation represent 34% of total compensation for Mr. Kenny; 36% for Mr. Robinson; 35% for Mr. Lampert; 37% for Mr. Sandoval; and 37% for Mr. Siverd.
Outstanding Equity Awards at December 31, 2009
     This Table shows outstanding equity awards to the executive officers as of the end of fiscal year 2009. All awards are in common stock of General Cable.

	OPTION AWARDS					STOCK AWARDS
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
			Equity					Awards:	Market or
			Incentive					Number	Payout
			Plan				Market	of	Value of
			Awards:			Number	Value of	Unearned	Unearned
	Number	Number	Number			of Shares	Shares or	Shares,	Shares,
	of	of	of			or Units	Units of	Units or	Units or
	Securities	Securities	Securities			of Stock	Stock	Other	Other
	Underlying	Underlying	Underlying			That Have	That Have	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Not	Not	That Have	That Have
	Options	Options	Unearned	Exercise	Option	Vested	Vested	Not	Not
	(#)	(#)	Options	Price	Expiration	(#)	($)	Vested	Vested
Name	Exercisable (1)	Unexercisable	(#)	($)	Date	(2)	(3)	(#)	($)
G. B. Kenny	43,331	0	0	11.94	1/26/2015	17,211	506,348	0	0
	28,896	0		22.97	2/7/2016	20,310	597,520
	0	28,725		50.68	2/14/2017	9,471	278,637
	22,854	45,706		64.51	2/13/2018	12,720	374,222
	0	180,000		19.59	2/11/2019	33,000	970,860

B. J. Robinson	4,519	0	0	11.99	4/6/2015	1,794	52,779	0	0
	2,410	0		22.97	2/7/2016	1,694	49,837
	0	3,205		50.68	2/14/2017	3,425	100,763
	7,194	14,386		64.51	2/13/2018	4,010	117,974
	0	60,000		19.59	2/11/2019	10,000	294,200

G. J. Lampert	4,984	0	0	11.99	4/6/2015	1,979	58,222	0	0
	3,480	0		22.97	2/7/2016	2,446	71,961
	0	3,016		50.68	2/14/2017	3,954	116,327
	13,523	6,761		69.29	11/5/2017	14,432	424,589
	0	60,000		19.59	2/11/2019	10,000	294,200

M. Sandoval	40,568	20,284	0	69.29	11/5/2007	43,296	1,273,768	0	0
	0	60,000		19.59	2/11/2019	10,000	244,200

R. J. Siverd	40,000	0	0	13.4	1/29/2012	4,212	123,917	0	0
	21,000	0		4	1/28/2013	5,474	161,045
	10,604	0		11.94	1/26/2015	3,840	112,973
	7,788	0		22.97	2/7/2016	3,160	92,967
	0	6,260		50.68	2/14/2017	10,000	294,200
	5,667	11,333		64.51	2/13/2018
	0	60,000		19.59	2/11/2019

(1)	Unvested options of General Cable common stock shown in the Table vest three years from the date of grant, except the grants expiring November 5, 2017 and February 11, 2019, which vest ratably over three years.

(2)	The vesting schedule for restricted common stock that has not vested is as follows:

Name	Grant Date	Unvested Shares	Vesting Schedule
Gregory B. Kenny	1/26/2005	17,211	17,211 shares vest on 1/26/2010
	2/7/2006	20,310	10,155 shares vest on 2/7/2010 and 10,155 shares vest on 2/7/2011
	2/14/2007	9,471	3,157 shares vest on 2/14/2010 and then on each anniversary to 2/14/2012
	2/13/2008	12,720	12,720 shares vest on 2/13/2013
	2/11/2009	33,000	33,000 shares vest on 2/11/2014

Brian J. Robinson	4/6/2005	1,794	1,794 shares vest on 4/6/2010
	2/7/2006	1,694	847 shares vest on 2/7/2010 and 847 shares vest on 2/7/2011
	2/14/2007	3,425	1,142 shares vest on 2/14/2010, 1,141 shares vest on 2/14/2011, and 1,142 shares vest on 2/14/2012
	2/13/2008	4,010	4,010 shares vest on 2/13/2013
	2/11/2009	10,000	10,000 shares vest on 2/11/2014

Gregory Lampert	4/6/2005	1,979	1,979 shares vest on 4/6/2010
	2/7/2006	2,446	1,223 shares vest on 2/7/2010 and 1,223 shares vest on 2/7/2011
	2/14/2007	3,954	1,318 shares vest on 2/14/2010 and then on each anniversary to 2/14/2012
	11/5/2007	14,432	14,432 shares vest on 11/5/2012
	2/11/2009	10,000	10,000 shares vest on 2/11/2014

Mathias Sandoval	11/5/2007	43,296	43,296 shares vest on 11/5/2012
	2/11/2009	10,000	10,000 shares vest on 2/11/2014

Robert J. Siverd	1/26/2005	4,212	4,212 shares vest 1/26/2010
	2/7/2006	5,474	2,737 shares vest on 2/7/2010 and 2,737 shares vest on 2/7/2011
	2/14/2007	3,840	1,280 shares vest on 2/14/2010 and then on each anniversary to 2/14/2012
	2/13/2008	3,160	3,160 shares vest on 2/13/2013
	2/11/2009	10,000	10,000 shares vest on 2/11/2014

(3)	The closing price of General Cable common stock on December 31, 2009 was $29.42.
Option Exercises and Stock Vested During Fiscal Year 2009
     The following Table provides information on exercises of stock options and restricted stock vesting in 2009 by the Named Executive Officers.

	OPTION AWARDS		STOCK AWARDS
	Number of Shares
	Acquired on	Value Realized on	Number of Shares
	Exercise	Exercise	Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)(1)
G. B. Kenny	48,000	1,708,690	30,522	540,975
B. J. Robinson	0	0	3,742	78,625
G. J. Lampert	0	0	4,520	493,494
M. Sandoval	0	0	0	0
R. J. Siverd	0	0	8,229	146,746

(1)	Of the amounts realized from stock awards, executive officers previously elected to defer receipt of shares under the Deferred Compensation Plan with values as follows: $341,855 for Mr. Kenny and $69,330 for Mr. Siverd. Shares held in the Deferred Compensation Plan may not be diversified into other investments and are distributed upon termination of employment in accordance with the distribution elections made by each Named Executive Officer, subject to the requirements of Internal Revenue Code Section 409A, which imposes a delay of distributions until six months following termination of employment.
Non-Qualified Deferred Compensation Table
     The following Table provides information on benefits under the Company’s Non-Qualified Executive Deferred Compensation Plan.

		Executive	Registrant		Aggregate
		Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
		Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	Plan Name	($)(1)	($)(1)	($)	($)	($) (2)
G. B. Kenny	DCP	0	85,439	5,928,993	0	17,604,350
B. J. Robinson	DCP	0	17,700	86,439	0	251,307
G. J. Lampert	DCP	0	18,427	5,668	0	150,340
M. Sandoval	DCP	0	28,408	17,109	0	88,373
R. J. Siverd	DCP	0	21,774	1,165,961	0	3,463,656

(1)	Includes amounts contributed by the Company to the DCP. There were no Executive contributions in 2009. Registrant contributions represent the amount of the Company’s contribution in 2009 to the DCP for the BEP component, and these amounts are included in the All Other Compensation column of the Summary Compensation Table.

(2)	Includes amounts reported as compensation for the Named Executive Officers in the Summary Compensation Table for previous years. Of the DCP balances shown, 56.9% for Mr. Kenny and 64.6% for Mr. Siverd represent the value of General Cable stock awards received by these executives over a period of many years. They have elected to defer these awards into the DCP. General Cable’s year-end common stock price in 2009 and in 2008 was $29.42 and $17.69, respectively.
Narrative Disclosure to Non-Qualified Deferred Compensation Plan Table
     The data shown in the Table relate to General Cable’s Non-Qualified Executive Deferred Compensation Plan adopted in 1996 (“DCP”). The DCP includes account balances for the BEP and the former SERP.
     The DCP permits key executives and Company Directors to elect to defer salary or Director fees into the DCP on an annual basis before the beginning of each plan year and to elect to defer bonus payments at least six months before the end of each year. With regard to salary and bonuses, employee participants are permitted to defer up to 100% of net pay after certain mandatory payroll taxes and preauthorized distributions are deducted. The DCP also permits employee participants and requires outside Directors to defer any stock based awards under the 2005 Stock Incentive Plan (and predecessor plans). Deferrals must be made either until retirement or termination of employment. Cash deferred may be invested in any of the investment vehicles provided under the DCP. Shares of stock representing Director fees or employee stock awards may not be reinvested into other vehicles, but must remain in the DCP as whole shares and will be distributed as such in accord with distribution elections made by each participant. The DCP assets are held in a “rabbi trust,” and as such, are subject to the claims of general creditors of the Company. Operation of the plan and distributions are also subject to Section 409A of the Internal Revenue Code, which imposes procedural restrictions on the DCP and on any future changes in distribution elections.

     The BEP provides excess benefits that make up benefits on certain wages that are not eligible for contribution under federal IRS limitations relating to our Retirement Plans. Under the BEP component of the DCP, the Company makes discretionary Company matching and Company retirement contributions similar to the matching and retirement contributions made under the Company’s retirement and savings plan. BEP contributions are made annually by the employer.
     In 2007, the SERP was converted to an account balance plan and benefits were frozen. The account balance for each SERP participant was contributed to the DCP by the employer at the time of the conversion and is reflected in the aggregate balance for the Named Executive Officers.
     Additional information on the DCP and the BEP is provided on page 28.
Director Compensation Table

					Change in Pension
					Value and
				Non-Equity	Non-Qualified
				Incentive Plan	Deferred
	Fees Earned or Paid			Compen-	Compensation	All Other Compen-
	in Cash	Stock Awards	Option Awards	sation	Earnings	sation	Total
Name	($)	($) (1)	($) (1)	($)	($) (2)	($)	($)
Gregory E. Lawton	91,000	107,745	0	0	402,469	0	601,214
Craig P. Omtvedt	95,000	107,745	0	0	82,892	0	285,637
Robert L. Smialek	91,000	107,745	0	0	344,423	0	543,168
John E. Welsh, III	170,000	215,490	0	0	1,010,139	0	1,395,625

(1)	Represents the grant date fair value of Stock Unit Awards and Stock Option grants made to the independent Directors as determined under FASB ASC Topic 718 using assumptions set forth in the footnotes of the financial statements in the Company’s Annual Report on Form 10-K for calendar year 2009.

(2)	Represents earnings in General Cable’s DCP during 2009 in accounts of each Director listed. Directors are not entitled to above-market or preferential earnings on compensation that is deferred.
Narrative Disclosure to Director Compensation Table
     General Cable compensates only the Directors who are not officers or employees of General Cable. Director compensation in 2009 included the following components:
•	An annual retainer of $85,000, which may be deferred into the Company’s DCP.

•	An additional annual retainer for the Chairman of $85,000, which may be deferred into the Company’s DCP.

•	Cash retainers for service as a Committee Chair as follows:

Annual Retainer
Position	($)
Chair of Audit Committee	10,000
Chair of Compensation Committee	6,000
Chair of Corporate Governance Committee	6,000
•	An annual award of common stock units in the amount of $150,000 in unit value for the Chairman and $75,000 in unit value for the other Directors. These unit awards will vest at the end of three years and Directors will be entitled to receive in settlement one share of common stock for each unit granted. These unit awards may be deferred into the Company’s DCP.
     Outside Directors are reimbursed for related out-of-pocket expenses for attendance at Board and Committee meetings. In order to be eligible to receive the retainer, a Director must have attended at least 75% of the Board meetings in the prior year, unless attendance was excused by the Chairman.
     Effective January 1, 2010, the Director compensation program was modified. The amount of the common stock unit award was increased from $75,000 to $100,000 in value for each Director so that the total unit value would be $175,000 for the Chairman and $100,000 for each of the other independent Directors.
     General Cable Directors are covered by Share Ownership Guidelines adopted by the Board of Directors on March 28, 2005. Under the approved Share Ownership Guidelines, Directors are required to obtain ownership of shares of common stock equal to three times the amount of the annual cash retainer paid to non-employee Directors for their service as Directors within five years from adoption or from their date of appointment. All non-employee Directors met these Guidelines at year-end 2009.
Change in Control and Other Post-Employment Payments and Benefits
     The Named Executive Officers may be eligible for post-employment payments and benefits in certain circumstances upon termination or a change in control of the Company. These post-employment payments and benefits arise under the Executive Officer Severance Benefit Plan for U.S.-based executive officers. This plan was adopted in December 2007. Additionally, all participants, including the Named Executive Officers, are entitled to certain payments and benefits upon termination or change in control as specified in the 2005 Stock Incentive Plan and its predecessor plans. The following information describes the payments or benefits that would be available under these plans.
General Cable Executive Severance Benefit Plan
     The Executive Officer Severance Benefit Plan (the “Severance Plan”) was adopted in December 2007 and applies to the U.S.-based executive officers, provided that they are full-time employees. The Severance Plan provides for severance benefits in case of involuntary termination of employment and in case of termination of employment by the employer or termination by the employee for good reason resulting from a change in control as we define these terms in the Severance Plan. The Severance Plan may be amended or terminated at any time with the approval of the Compensation Committee of General Cable’s Board of Directors. However, any amendment or termination requires consent of a majority of the eligible employees at that time. The potential severance benefits upon these termination events are discussed below.

     Involuntary Termination without Change in Control. A Named Executive Officer may be entitled to severance and benefits in the event of an involuntary termination of the executive’s employment. An involuntary termination will not include any of the following circumstances:
•	the executive is offered or agrees to assume another position with the Company or a successor owner of the Company;

•	the executive receives an offer of reemployment with the Company or a successor owner after the executive’s termination but before the full payment of severance benefits; and

•	the executive’s termination is due to a voluntary termination or resignation, including retirement, death, disability or the failure to return from a leave of absence.
     If the executive’s involuntary termination qualifies, the severance benefits would be the following:
•	President: two years of base pay and target level bonus under General Cable’s applicable Annual Incentive Plan, a bonus for the year of termination based on relevant performance, continued participation in employer health and life insurance plans or the equivalent premium cost of the employer for two years, and limited outplacement assistance; and

•	Other Named Executive Officers: one and one-half years of base pay and target level bonus under General Cable’s applicable Annual Incentive Plan, a bonus for the year of termination based on relevant performance, continued participation in employer health and life insurance plans or the equivalent premium cost of the employer for one and one-half years, and limited outplacement assistance.
     Termination in Connection with Change in Control. In the event of an involuntary termination, including a termination for good reason, in connection with a change in control of General Cable, the Severance Plan operates using what is commonly called a “double trigger.” This means that for the executive to receive payments or benefits under the Severance Plan, both a change in control and a triggering event must occur. A change in control is deemed to occur if:
•	any outside person or other entity beneficially owns more than 50% of all classes of our capital stock that are normally entitled to vote upon the election of our Directors;

•	we sell all or substantially all of our property or assets;

•	we consolidate or merge with a third party whereby persons who were our stockholders immediately before the consolidation or merger together own less than 60% of the voting stock of the surviving entity; or

•	the Directors who served as such on January 1, 2008 (the “incumbent Directors”) no longer constitute a majority of the board of Directors; however, a subsequently elected Director will also be an incumbent Director if that Director’s nomination was supported by at least two-thirds of the then incumbent Directors.
     After a change in control, one of the following events will be considered the second “trigger” that will require us to provide a Named Executive Officer with specified benefits:
•	if we or our successor terminates the executive’s employment without “cause” within 24 months (as to the President) or 18 months (as to other Named Executive Officers) after a change in control. “Cause” is generally defined to mean any of the following with respect to an executive:
-	willful or continuous neglect of or refusal to perform duties and responsibilities;

-	insubordination, dishonesty, fraud, gross neglect or willful malfeasance by the executive in the performance of duties and responsibilities;

-	conviction or entry into a plea of nolo contendere to any felony; and

-	serious violation of Company rules or regulations.
•	if the executive terminates his employment for “good reason” within 24 months (as to the President) or 18 months (as to the other Named Executive Officers) after a change in control. “Good reason” is generally defined to mean the occurrence of any of the following without the executive’s consent:
-	any material diminution in the executive’s position, authority, duties or responsibilities;

-	a reduction in the executive’s annual base salary or incentive compensation opportunities; and

-	a significant relocation of the executive’s principal place of employment.
     In the event of a change in control followed by a triggering event, we (or our successor) would be required to pay each of the Named Executive Officers the following:
•	President: three years of base pay and target level bonus and bonus for the year of termination based on relevant performance, continued participation in employer’s health and life insurance plans or the equivalent premium cost of the employer for three years, and limited outplacement assistance; and

•	Other Named Executive Officers: two years of base pay and target level bonus and bonus for the year of termination based on relevant performance, continued participation in employer’s health and life insurance plans or the equivalent premium cost of the employer for two years, and limited outplacement assistance.
     Payments and other benefits received by the executive in connection with a change in control may be subject to the “excess parachute payment” excise tax imposed by Section 4999 of the Internal Revenue Code. If this excise tax applies, we must pay the executive a “gross-up payment” equal to such excise tax plus related federal, state and local income, excise and employment taxes. The intent of this payment is to ensure that the executive does not bear the cost of this excise tax or any tax associated with our reimbursement of the excise tax. If the severance benefits exceed the limits of Section 280G of the Code and would constitute an excess parachute payment, the severance benefits may be reduced to the largest amount that will not exceed the Section 280G limitation. However, any such reduction will not exceed the lessor of: (1) 10% of the sum of the executive’s base salary and target bonus or (2) $50,000. If the reduction as so limited is not large enough to prevent the application of the excess parachute payment excise tax, then the executive will receive full severance benefits without any reduction as well as the gross-up payment described above.
     Conditions to Severance Benefits. An executive officer will not be eligible for benefits under the Severance Plan if the executive is covered by an employment, severance or separation agreement that entitles the executive to severance benefits after termination of employment. As a condition to receiving severance benefits, an eligible employee will be required to enter into a customary separation agreement in which the executive will agree to the following:
•	a release and waiver of any claims against the Company;

•	non-compete and non-solicit limitations unless otherwise approved the Board of Directors; and

•	performance or satisfaction of any remaining obligations to the Company.

     Quantification of Benefits under the Severance Plan. The Table below includes a description and the amount of estimated payments and benefits that would have been provided by us (or our successor) to the Named Executive Officers under the Severance Plan, assuming that a termination circumstance occurred as of December 31, 2009:

		Estimated Amount of Severance Benefit ($)
		Involuntary	Termination in
		Termination without	Connection with
Executive	Severance Benefit	Change in Control	Change in Control
Gregory B. Kenny	Salary Continuation (1)	1,650,000	2,475,000
	Target Bonus (2)	1,815,000	2,722,500
	A pro rata portion of bonuses payable in the year in which termination occurs (3)	424,000	424,000
	Outplacement (4)	50,000	50,000
	Continued coverage under our medical, dental, hospitalization and life insurance plans (5)	16,220	24,331
	Excess parachute payment excise tax on all change in control compensation and related gross-up tax payment (6)	N/A	0

Brian J. Robinson	Salary Continuation (1)	472,500	630,000
	Target Bonus (2)	314,627	419,502
	A pro rata portion of bonuses payable in the year in which termination occurs (3)	131,900	131,900
	Outplacement (4)	25,000	25,000
	Continued coverage under our medical, dental, hospitalization and life insurance plans (5)	16,901	22,534
	Excess parachute payment excise tax on all change in control compensation and related gross-up tax payment (6)	N/A	0

Gregory J. Lampert	Salary Continuation (1)	472,500	630,000
	Target Bonus (2)	307,125	409,500
	A pro rata portion of bonuses payable in the year in which termination occurs (3)	121,900	121,900
	Outplacement (4)	25,000	25,000
	Continued coverage under our medical, dental, hospitalization and life insurance plans (5)	16,901	22,534
	Excess parachute payment excise tax on all change in control compensation and related gross-up tax payment (6)	N/A	0

		Estimated Amount of Severance Benefit ($)
		Involuntary	Termination in
		Termination without	Connection with
Executive	Severance Benefit	Change in Control	Change in Control
Mathias Sandoval	Salary Continuation (1)	525,000	700,000
	Target Bonus (2)	406,950	542,600
	A pro rata portion of bonuses payable in the year in which termination occurs (3)	131,000	131,000
	Outplacement (4)	25,000	25,000
	Continued coverage under our medical, dental, hospitalization and life insurance plans (5)	16,140	21,520
	Excess parachute payment excise tax on all change in control compensation and related gross-up tax payment (6)	N/A	0

Robert J. Siverd	Salary Continuation (1)	569,850	759,800
	Target Bonus (2)	370,403	493,870
	A pro rata portion of bonuses payable in the year in which termination occurs (3)	98,774	98,774
	Outplacement (4)	25,000	25,000
	Continued coverage under our medical, dental, hospitalization and life insurance plans (5)	16,901	22,534
	Excess parachute payment excise tax on all change in control compensation and related gross-up tax payment (6)	N/A	0

(1)	Salary continuation was calculated using the following base salaries for 2009: $825,000 for Mr. Kenny, $315,000 for Mr. Robinson, $315,000 for Mr. Lampert, $350,000 for Mr. Sandoval, and $379,900 for Mr. Siverd. This severance amount will be paid in equal installments based on regularly scheduled payroll periods over the applicable term.

(2)	Target Bonus is the higher of the executive’s current target or the average of the annual incentive bonuses paid to the executive in the prior three years. The relevant performance goals and target award percentages related to this award are set forth in the Compensation Discussion and Analysis at page 19.

(3)	Awards under the AIP are determined based on a calendar year. Accordingly, awards, if any, would be earned under the AIP on the assumed date of termination and become payable under the Severance Plan. These amounts reflect the 2009 AIP awards, which were paid in February 2010, for each of the executives.

(4)	This amount represents the maximum outplacement benefits that are available under the Severance Plan.

(5)	This amount represents the cost to us to provide the executive with the same coverage the executive officer had as of December 31, 2009 under all of these plans as they existed on that date on a non-employee basis for the full stated period of time required by Severance Plan and assuming no acquisition of equivalent benefits or coverage under the plans, programs or arrangements of a subsequent employer during that period.

(6)	The amount of the tax liability shown is calculated in accordance with Sections 280G and 4999 of the Internal Revenue Code, as determined by the relevant provisions of the Severance Plan.
Potential Benefits under General Cable Stock Incentive and Stock Option Plans
     Our 2005 Stock Incentive Plan and its predecessor plans provide for specified benefits to our executives who hold awards granted under these plans, either upon a change in control or a termination of their employment. The potential benefits upon these termination events are discussed below.
     Change in Control Payments and Benefits. Under the 2005 Stock Incentive Plan, upon a change in control, all unvested awards granted under the 2005 Stock Incentive Plan will become fully vested immediately upon the occurrence of the change in control and such awards shall be paid out or settled, as applicable, within 60 days after the occurrence of the change in control, subject to applicable law. Our Compensation Committee may, in its discretion, also determine that, upon a change in control, each stock option and stock appreciation right outstanding under the 2005 Stock Incentive Plan may be terminated and automatically exchanged for an amount of cash, other property, or a combination thereof, equal to the excess of the fair market value of such shares of common stock immediately prior to the change in control over the exercise price per share of such option or stock appreciation right.
     In May 2005, the 2005 Stock Incentive Plan replaced the 1997 Stock Incentive Plan and the 2000 Stock Option Plan, which did not cover executive officers. Upon a change in control, these plans provided for outstanding awards to become vested, paid and settled on terms similar to the 2005 Stock Incentive Plan.
     The change in control provisions under these plans operate using a “single trigger.” This means that any change in control will permit the executive to receive payments or benefits under these plans, even if the executive’s employment is unaffected as a result of the change in control. Under the 2005 Stock Incentive Plan, “change in control” is defined as the occurrence of any of the following events:
•	any person becomes the beneficial owner of more than 35% of General Cable’s voting stock;

•	General Cable sells all or substantially all of its property or assets;

•	General Cable’s stock ceases being publicly traded;

•	General Cable consolidates or merges with a third party whereby persons who were our stockholders immediately before the consolidation or merger together own less than 51 percent of the voting stock of the surviving entity; and

•	the Directors who served as such on May 10, 2005 (the “incumbent Directors”) no longer constitute a majority of the Board of Directors; however, a subsequently elected director will also be an incumbent Director if that Director’s nomination was supported by at least two-thirds of the then incumbent Directors.
     Other Termination Events. Outstanding vested and unvested awards under the 2005 Stock Incentive Plan will be subject to the following treatment, subject to the Compensation Committee’s discretion:

Reason for Termination	Effect on Awards under the Plan
Death or Disability	Unvested stock awards and units will become vested.
Unexercisable stock options and stock appreciation rights will become vested and exercisable for one year unless the option has an earlier expiration date.
Exercisable options will be exercisable for one year unless the option has an earlier expiration date.
Unearned performance awards will become earned and vested based on the award recipient’s performance immediately prior to death or disability.

For Cause Termination	All awards, whether or not vested, will be forfeited.

Other Termination Events, including Retirement	Unvested, unearned or unexercisable awards will be forfeited.
Exercisable awards will be exercisable for a 90-day period unless the award has an earlier termination date.
     Quantification of Payments and Benefits. The Table below provides an estimate of the value of the potential benefits that each executive might be entitled to receive upon the occurrence of certain events under the 2005 Stock Incentive Plan and its predecessor plans as if the triggering event had occurred on December 31, 2009.

	Estimated Potential Benefit ($)
	Upon Change in Control or Upon Death or Disability		Upon Change in Control
		Acceleration and
		settlement of the
		unvested
	Acceleration and	portion of restricted
	settlement of previously	stock	Cash-out of previously
	unvested stock options	and other stock awards	vested stock options
	granted under Stock	granted under Stock	granted under Stock
	Incentive Plans	Incentive Plans	Incentive Plans
Named Executive Officer	(1)(2)	(1)(3)	(4)(5)
Gregory B. Kenny	1,769,400	2,727,587	943,805
Brian J. Robinson	589,800	615,555	94,311
Gregory J. Lampert	589,800	965,300	109,317
Mathias Sandoval	589,800	1,567,968	0
Robert J. Siverd	589,800	785,102	1,410,211

(1)	Assumes that our Compensation Committee or our Chief Executive Officer approved acceleration and settlement in connection with a change in control as required for awards subject to the terms of the 1997 Stock Incentive Plan and the 2000 Stock Option Plan. In the event of death or disability, unvested stock awards will become vested, and unexercisable stock options will become exercisable for one year unless the option has an earlier expiration date, but it is assumed that the awards are settled as of the assumed triggering date.

(2)	This amount represents the unrealized value of the unvested portion of stock options under our three stock plans as of December 31, 2009. The closing price of a share of our common stock on December 31, 2009 was $29.42, which was lower than the applicable per share exercise price of certain of the options. Therefore, those stock options had no value.

(3)	This amount represents the unrealized value of the unvested portion restricted stock granted under our Stock Incentive Plans that are subject to restrictions: 92,712 for Mr. Kenny; 20,923 for Mr. Robinson; 32,811 for Mr. Lampert; 53,296 for Mr. Sandoval; and 26,686 for Mr. Siverd, based upon the closing price of our common stock on December 31, 2009.

(4)	Assumes that our Compensation Committee approved the granting of this benefit as required under the terms of the stock plans.

(5)	This amount represents the unrealized value of the aggregate vested portion of stock options, which had value based on the closing price of the Company’s common stock on December 31, 2009: 72,227 for Mr. Kenny; 6,929 for Mr. Robinson; 8,464 for Mr. Lampert; and 79,392 for Mr. Siverd. The unrealized value of vested options was calculated by multiplying (a) the number of shares underlying the unvested options by (b) the difference between $29.42, the closing price of a share of our common stock on December 31, 2009 and the applicable per share exercise price of the options.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     In 2009, all compensation determinations and awards were made by the independent Directors who make up the Compensation Committee who are identified on page 12. There were no interlocking relationships between executive officers of the Company and the Compensation Committee members or other Directors of the Company during 2009.

TRANSACTIONS WITH RELATED PERSONS
     The Company has adopted written policies and procedures for review and approval of any related party transactions that meet the minimum threshold for disclosure in the proxy statement under the applicable Securities and Exchange Commission rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Company has not entered into any transactions since the beginning of its last fiscal year with any related person.
     Under the Company’s current policies and procedures, related parties are expected to seek Audit Committee approval of related party transactions before the transaction is entered into or amended. The Audit Committee may ratify a transaction after it has been entered into, in which case the transaction will be evaluated on the same standards as a transaction being pre-approved. In certain circumstances, the Audit Committee Chairman may act on behalf of the Audit Committee. The policy specifically requires approval or ratification if the Company hires a family member of a director (including a director nominee), executive officer or significant stockholder for total compensation in excess of $120,000 or, after initial approval of the hire, makes any material changes to employment arrangement.
     When seeking approval, the related party will provide the Company’s General Counsel with information about the transaction for the General Counsel’s evaluation and submission to the Audit Committee. The evaluation information includes:
•	the related person’s relationship to the Company and interest in the transaction;

•	material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	benefits to the Company of the proposed transaction;

•	availability of other sources of comparable products or services;

•	an assessment of whether the proposed transaction is on terms that are comparable to terms available to an unrelated third party or to employees generally; and

•	any effect on a director’s independence if the transaction involves a director.
     After considering the evaluation information, the Audit Committee will approve or ratify only those transactions that are not opposed to the interests of the Company and that are on terms that are fair to the Company. The Committee may make its approval conditional upon revisions to the terms of the transaction.
AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR
ANNUAL ELECTION OF ALL DIRECTORS
(Proposal 2)
     General Cable’s Restated Certificate of Incorporation currently provides that the Board will be divided into three classes, as nearly equal in number as reasonably possible, with one class to be elected by the stockholders every year, thereby making the term of each class of Directors three years. The Board has approved, and hereby recommends to the stockholders for approval, an amendment to the Restated Certificate of Incorporation to provide for the annual election of all Directors each year, thereby declassifying the Board.
     If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment of the Restated Certificate of Incorporation containing this amendment with the Secretary of State of the State of Delaware, which General Cable intends to file promptly after stockholder approval is obtained. Directors elected prior to the effectiveness of the amendment (which include all of General Cable’s current Directors not standing for election at the 2010 Annual Meeting of Stockholders) will stand for election for one-year terms once their then-current terms expire. As discussed below, because the transition to annual election of Directors will be phased-in over time, the Board would not be fully declassified until the 2012 Annual Meeting of Stockholders. The term of the current Class I Director (Mr. Welsh) will expire at the 2010 Annual Meeting of Stockholders; the term of the Class II Directors (comprised of Messrs. Kenny and Smialek) will expire at the 2011 Annual Meeting of Stockholders; and the term of the Class III Directors (comprised of Messrs. Omtvedt and Lawton) will expire at the 2012 Annual Meeting of Stockholders. Thus, if the proposed amendment to the Restated Certificate of Incorporation is approved, the Class I Director will be up for election for a one-year term at the 2010 Annual Meeting of Stockholders. At the 2011 Annual Meeting of Stockholders when the term of Class II Directors will expire, the Class I Director and the Class II Directors will be up for a one-year term. At the 2012 Annual Meeting of Stockholders when the term of the Class III Directors will expire and every subsequent annual meeting of stockholders thereafter, all Directors will be up for election for one-year terms and the Board will be fully declassified. Any Director chosen as a result of a newly created directorship or to fill a vacancy on the Board after the 2010 Annual Meeting will hold office for a term expiring at the next annual meeting of stockholders.
     This proposal would not change the present number of Directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.
     Sections 5.3 and 5.5 of Article V of the Restated Certificate of Incorporation contains the provisions that will be affected if this proposal and Proposal 3 below are approved and adopted. Appendix A to this proxy statement shows the proposed changes to Sections 5.3 and 5.5 of Article V with deletions indicated by strikethroughs and additions indicated by underlining.
Reasons for the Proposal
     The proposal is a result of our ongoing review of corporate governance matters by the Board. The Board considered the advantages and disadvantages of maintaining the current classified board structure. The Board considered the Company’s experience with a classified board structure in that it promoted continuity and stability in the management of the business and affairs of the Company as a majority of Directors had prior experience as Directors of the Company and encouraged a long-term perspective on the part of the Directors. However, the Board also considered the view of proponents of a de-classified board structure and their belief that a classified board has the effect of reducing accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis.
     After weighing these different considerations, the Board concluded that eliminating the classified structure to provide for the annual election of all Directors would increase the Board’s accountability to stockholders by providing stockholders with a means for evaluating each Director each year. Therefore, the Board unanimously approved the amendment, and recommends that the stockholders approve them.
     For the reasons described above, the Board recommends that stockholders vote FOR Proposal 2, which is a proposal to amend the existing Restated Certificate of Incorporation in order to provide for annual elections of all directors, as described above. In order for the proposed amendment to the Restated Certificate of Incorporation to be approved and adopted, stockholders must approve both this Proposal 2 and Proposal 3 below, and by approving both proposals, stockholders will be approving and adopting the proposed amendment in the form attached as Appendix A to this proxy statement.

     The affirmative vote of the holders of at least 66-2/3 percent of the voting power of all of the shares of the capital stock entitled to vote generally in the election of Directors, voting together as a single class, is required to approve this proposal.
     The Board recommends that you vote FOR amending the Restated Certificate of Incorporation to provide for annual election of all directors.
AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT
DIRECTORS MAY BE REMOVED WITH OR WITHOUT CAUSE
(Proposal 3)
     In accordance with Delaware law, unless a corporation’s certificate of incorporation provides otherwise, directors of a corporation with a classified board may only be removed for cause. Currently, the Restated Certificate of Incorporation provides that Directors may be removed only for cause. Accordingly, together with our proposal to declassify our Board, the Board believes it is appropriate to amend the Restated Certificate of Incorporation to provide that Directors may be removed with or without cause. Thus, if the amendments to the Restated Certificate of Incorporation are approved, Directors may be removed with or without cause at a meeting of stockholders duly called for such purpose; provided, however, that (i) prior to the 2011 Annual Meeting of Stockholders, no current Class II Director serving the remaining portion of a multi-year term may be removed during any part of his remaining multi-year term except for cause and (ii) prior to the 2012 Annual Meeting of Stockholders, no current Class III Director serving the remaining portion of a multi-year term may be removed during any part of his remaining multi-year term except for cause. After the 2012 Annual Meeting of Stockholders, all Directors may be removed with or without cause at a meeting of stockholders duly called for such purpose.
     Sections 5.3 and 5.5 of Article V of our Restated Certificate of Incorporation contains the provisions that will be affected if this proposal and Proposal 2 above are adopted. Appendix A to this proxy statement shows the proposed changes to Sections 5.3 and 5.5 of Article V with deletions indicated by strikethroughs and additions indicated by underlining.
     For the reasons described above, and for the reasons set forth under “Amendment of Restated Certificate of Incorporation To Provide for Annual Election of All Directors — Reasons For The Proposal,” the Board recommends that stockholders vote FOR Proposal 3, which is a proposal to amend the existing Restated Certificate of Incorporation in order to provide that directors may be removed with or without cause (except for Class II and Class III Directors serving the remaining portion of a multi-year term, who, if the amendment is approved and adopted, could not be removed without cause prior to the end of their current multi-year term). In order for the proposed amendment to the Restated Certificate of Incorporation to be approved and adopted, stockholders must approve both this Proposal 3 and Proposal 2 above, and by approving both proposals, stockholders will be approving and adopting the proposed Amendment in the form attached as Appendix A to this proxy statement.
     The affirmative vote of the holders of at least 66-2/3 percent of the voting power of all the shares of the capital stock entitled to vote generally in the election of Directors, voting together as a single class, is required to approve this proposal.
     The Board recommends that you vote FOR amended the Restated Certificate of Incorporation to provide that Directors may be removed with or without cause (except for any Class II or Class III Director serving the remaining portion of a multi-year term, who, if the amendment is approved and adopted, could not be removed without cause until the end of their current multi-year term).

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AN
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, TO AUDIT GENERAL
CABLE’S 2010 CONSOLIDATED FINANCIAL STATEMENTS AND INTERNAL CONTROL
OVER FINANCIAL REPORTING
(Proposal 4)
     On February 2, 2010, the Audit Committee of General Cable appointed Deloitte & Touche LLP, along with the member firm of Deloitte & Touche Tohmatsu and their respective affiliates (“Deloitte”), independent registered public accounting firm, to audit the consolidated financial statements of General Cable and its subsidiaries for 2010 and its internal control over financial reporting as of December 31, 2010. The Board of Directors ratified that appointment and is submitting it to stockholders for a vote at the Annual Meeting.
     Principal Accounting Firm Fees. Aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and 2008 by Deloitte and its affiliates were as follows:

	Fiscal Year Ended
	2009	2008
Audit Fees(1)	$4,349,000	$4,127,000
Audit-related Fees(2)	115,000	95,000
Tax Fees(3)	593,000	400,000
All Other Fees	0	0

	$5,057,000	$4,622,000

(1)	Includes foreign and statutory audit fees and reviews of registration statements, including related consents and comfort letters.

(2)	Includes employee benefit plan audits and consultation concerning financial accounting and reporting standards.

(3)	Includes fees for tax compliance, consultation and planning.
     General Cable expects representatives of Deloitte to attend the Annual Meeting and be available to respond to appropriate questions from stockholders. The Deloitte representatives will also have the opportunity to make a statement if they so desire.
     The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP to audit General Cable’s 2010 consolidated financial statements and internal control over financial reporting.
APPROVAL OF PERFORMANCE GOALS UNDER GENERAL CABLE’S
2005 STOCK INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m)
OF THE INTERNAL REVENUE CODE
(Proposal 5)
     In May 2005, General Cable stockholders approved our 2005 Stock Incentive Plan (the “2005 Stock Plan” or “Plan”), including related performance measurements and goals. The Plan has been amended from time to time and was most recently amended by Shareholders at the 2009 Annual Meeting.
     In accord with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations under that Section, we are requesting stockholders to reapprove the material terms of the performance goals set forth in the Plan. Specifically, we are seeking approval of the material terms of the performance measurements and goals under the Plan because under Section 162(m) of the Code approval is required once every five years by stockholders to preserve the Company’s potential deduction for compensation relating to certain awards granted under the Plan to certain executive officers. The Board believes that reapproval of the Plan is desirable and necessary to meet the Company’s objectives of attracting, motivating and retaining employees, directors and consultants. The performance measurements and goals were approved by our stockholders when the Plan was originally adopted in 2005 and have not been changed since then.
     You are NOT being asked to approve any amendments to the Plan.
     Set forth below are (i) a summary of the principal features of the 2005 Stock Plan, (ii) a description of the federal tax consequences under the 2005 Stock Plan, and (iii) a description of the performance goals under the Plan proposed for reapproval.
     1. Summary of the 2005 Stock Incentive Plan
     Purpose of the 2005 Stock Incentive Plan. The purpose of the 2005 Stock Incentive Plan is to provide incentives to attract, retain, motivate and reward highly competent persons as outside directors, executive officers and other key employees of General Cable or any of its subsidiaries by providing them opportunities to acquire shares of common stock of General Cable or to receive monetary payments based on the value of such shares. Furthermore, the 2005 Stock Incentive Plan is intended to assist in further aligning the interests of plan participants with those of the Company’s stockholders.
     Consideration Received by General Cable for the Granting of Awards. The Board of Directors of General Cable believes that General Cable and its subsidiaries will significantly benefit from having General Cable’s outside directors, executive officers and other key employees receive options to purchase common stock and other awards under the 2005 Stock Incentive Plan. Providing an opportunity to the foregoing participants in the 2005 Stock Incentive Plan to acquire common stock or benefit from the appreciation of such common stock is valuable in attracting and retaining highly qualified outside directors and employees and in providing additional motivation to such personnel to use their best efforts on behalf of General Cable and its stockholders.
     Administration of the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors which is comprised of four directors, none of whom is an officer or employee of General Cable. The current members of the Compensation Committee are Robert L. Smialek (Chairman), Gregory E. Lawton, Craig P. Omtvedt and John E. Welsh, III. It is the Board’s policy that the Compensation Committee be comprised of outside directors for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
     Under the 2005 Stock Incentive Plan, the Compensation Committee is authorized to grant awards to outside directors, executive officers and other key employees of General Cable or any of its subsidiaries and to determine the number and types of such awards and the terms, conditions and limitations applicable to each such award. In addition, the Compensation Committee has the power to interpret the 2005 Stock Incentive Plan and to adopt such rules and regulations as it considers necessary or appropriate for purposes of administering the 2005 Stock Incentive Plan.
     The Compensation Committee has the authority to retract any award granted under the 2005 Stock Incentive Plan in case of a material restatement of the financial statements of General Cable or if it is otherwise determined by the Compensation Committee that the previously granted award was not earned by the participant.
     Awards. Awards are evidenced by award agreements in such forms as the Compensation Committee approves from time to time. Each award is subject to such terms and conditions consistent with the 2005 Stock Incentive Plan, as determined by the Compensation Committee and as set forth in the award agreement. The following types of awards or any combination of them may be granted under the 2005 Stock Incentive Plan:
•	Stock Options. Stock Options granted under the 2005 Stock Incentive Plan may be either Incentive Stock Options (within the meaning of Section 422 of the Code) or Non-Qualified Stock Options which do not qualify as Incentive Stock Options. A description of these two types of Stock Options appears below under the heading “Federal Income Tax Consequences.”

The Compensation Committee determines the exercise price at which shares underlying a Stock Option may be purchased, whether an Incentive Stock Option or a Non-Qualified Stock Option. However, the exercise price may not be less than the fair market value of the shares of common stock on the date the Stock Option is granted.

Incentive Stock Options may be granted only to executive officers and other key employees of General Cable or any of its subsidiaries, and Non-Qualified Stock Options may be granted to any participant in the 2005 Stock Incentive Plan. No Incentive Stock Options have been granted under the Plan.

No Stock Option will be exercisable later than ten years after the date it is granted. Stock Options granted under the 2005 Stock Incentive Plan are exercisable at such times as specified in the 2005 Stock Incentive Plan and the award agreement. A participant in the 2005 Stock Incentive Plan may pay the option exercise price in cash or by paying in shares of common stock then owned by the participant, by the withholding of shares of common stock for which a Stock Option is exercisable or by a combination of these methods.

Incentive Stock Options are subject to certain limitations, including the following. The aggregate market value (determined as of the date of grant) of common stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No Incentive Stock Options have been awarded under the Plan.

•	Stock Appreciation Rights. A Stock Appreciation Right is a right to receive a payment in cash, shares of common stock or a combination of cash and shares of common stock, in an amount equal to the increase in the fair market value, or other specified valuation, of a specified number of shares from the date the right is granted to the date the right is exercised. Stock Appreciation Rights may be granted to executive officers and other key employees.

•	Stock Awards. Stock Awards may be granted to any participant in the 2005 Stock Incentive Plan. A Stock Award may include restrictions on the sale or other disposition of the shares covered by the award, or General Cable may have the right to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. The award agreement will specify whether the participant will have, with respect to the shares of common stock subject to a Stock Award, all of the rights of a holder of shares of common stock, including the right to receive dividends and to vote the shares.

•	Performance Awards. Performance Awards may be granted to executive officers and other key employees of General Cable or any of its subsidiaries. The Compensation Committee will set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants and may attach to such Performance Awards one or more restrictions.

Payment of earned Performance Awards may be made in shares of common stock or in cash and will be made in accordance with the terms and conditions prescribed by the Compensation Committee. The participant may elect to defer, or the Compensation Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Compensation Committee deems appropriate

•	Stock Units. Stock Units may be granted to executive officers and other key employees of General Cable or any of its subsidiaries. A Stock Unit is a notional account representing one share of common stock. The Compensation Committee determines the vesting criteria for Stock Units. Upon vesting, shares of common stock are distributed, subject to certain exceptions, to the participant unless the participant and the Compensation Committee agree to make payment in cash or partly in cash and partly in shares of common stock. The Compensation Committee may grant a participant the right to receive the amount of any dividend paid on the share of common stock underlying a Stock Unit (payable in cash or in additional Stock Units).
     Performance-Based Awards. Certain awards made under the 2005 Stock Incentive Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Section 162(m) of the Code and the regulations thereunder) and are exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). All Stock Options and Stock Appreciation Rights granted under the 2005 Stock Incentive Plan and certain Stock Awards, Performance Awards, and Stock Units granted under the 2005 Stock Incentive Plan, and the compensation attributable to such awards, are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Among other criteria, awards only qualify as Performance-Based Awards if at the time of grant the Compensation Committee is comprised solely of two or more “outside directors” (as this term is used in Section 162(m) of the Code and the regulations thereunder).
     In making these awards, the Compensation Committee must establish and apply objective performance goals and may use one or more or a combination of goals including increases or improvements in earnings per share, net income, return on assets, stock market index comparisons and other similar objective factors. See page 58 for more discussion on the proposed Performance Goals under the Plan.
     Eligibility and Participation. All outside directors, executive officers and other key employees of General Cable or any of its subsidiaries who are significantly responsible for the success and future growth and profitability of General Cable, as determined by the Compensation Committee, are eligible to be participants in the 2005 Stock Incentive Plan. As of the date of this Proxy Statement, four outside directors, seven executive officers and approximately 200 key employees were eligible to be participants. A participant’s right, if any, to continue to serve General Cable as a director, executive officer, other key employee, or otherwise will not be enlarged or otherwise affected by his or her designation as a participant under the 2005 Stock Incentive Plan. Participants may receive one or more awards under the 2005 Stock Incentive Plan.

     Shares Subject to Awards and Maximum Awards. The aggregate number of shares of common stock that may be subject to awards, including shares of common stock underlying Stock Options, to be granted under the 2005 Stock Incentive Plan is 5,800,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events, if the amendment is approved. Such shares may be treasury shares or authorized but unissued shares. If any outstanding award is canceled, forfeited, delivered to General Cable as payment for the exercise of a Stock Option or surrendered to General Cable for tax withholding purposes, shares of common stock allocable to such award may again be available for awards under the 2005 Stock Incentive Plan.
     The maximum number of shares of common stock with respect to which awards may be granted or measured to any individual participant under the 2005 Stock Incentive Plan during each of General Cable’s fiscal years will not exceed 750,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events. In addition, the maximum number of shares of common stock which may be granted to non-employee directors during each five-year period under the Term of the 2005 Stock Incentive Plan will not exceed 400,000 shares, subject to adjustment.
     Vesting Restrictions. Any award to a participant in the 2005 Stock Incentive Plan is subject to graded vesting with a minimum vesting period of three years, unless otherwise determined by the Compensation Committee.
     Effect of Change in Control. The 2005 Stock Incentive Plan provides for the acceleration of certain benefits in the event of a “Change in Control” of General Cable. The 2005 Stock Incentive Plan definition of a “Change in Control” includes, among other things, such events as the sale of all assets of General Cable, any person becoming the beneficial owner of more than 35% of General Cable’s voting stock, and a merger of General Cable where General Cable’s stockholders own less than 51% of the voting stock of the surviving entity.
     All unvested awards granted under the 2005 Stock Incentive Plan will become fully vested immediately upon the occurrence of the Change in Control and such vested awards will be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations.
     Adjustments to Awards Due to Changes in General Cable’s Capital Structure. In the event of any change in the shares of common stock by reason of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, exchange of shares, or other similar change in the corporate structure or distribution to stockholders, each outstanding Stock Option and Stock Appreciation Right will be adjusted. The adjustments will make each award exercisable thereafter for the securities, cash and/or other property as would have been received in respect of the common stock subject to such award had the Stock Option or Stock Appreciation Right been exercised in full immediately prior to the change or distribution.
     Termination of Employment. If a participant’s employment is terminated, outstanding vested and unvested awards under the 2005 Stock Incentive Plan will be subject to the following treatment, subject to the Compensation Committee’s discretion:

Reason for Termination	Effect on Awards under the Plan
Death or Disability	Unvested stock awards and units will become vested.
Unexercisable stock options and stock appreciation rights will become vested and exercisable for one year unless the option has an earlier expiration date.
Exercisable options will be exercisable for one year unless the option has an earlier expiration date.
Unearned performance awards will become earned and vested based on the award recipient’s performance immediately prior to death or disability.

For Cause Termination	All awards, whether or not vested, will be forfeited.
Other Termination Events, including Retirement	Unvested, unearned or unexercisable awards will be forfeited.
Exercisable awards will be exercisable for a 90-day period unless the award has an earlier termination date.
     Transferability. Each award granted under the 2005 Stock Incentive Plan which is subject to restrictions on transferability and/or exercisability is not transferable otherwise than by will or the laws of descent and distribution, and/or is exercisable, during the participant’s lifetime, only by the participant. The Compensation Committee may allow a Stock Option or Stock Appreciation Right to be exercisable during a period after the death of the participant by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right will pass by will or the laws of descent and distribution.
     Amendment of Awards. The terms and conditions applicable to any award may be amended or modified by mutual agreement between General Cable and the participant or any other persons as may then have an interest in the award. Also, by mutual agreement between General Cable and a participant under this 2005 Stock Incentive Plan or under any other present or future plan of General Cable, awards may be granted to a participant in substitution and exchange for, and in cancellation of, any awards previously granted to a participant under the 2005 Stock Incentive Plan or any other present or future plan of General Cable.
     Term and Amendment of the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan became effective on May 10, 2005, and will expire on May 10, 2015, unless terminated sooner by the Board of Directors. The Board of Directors may amend, suspend or terminate the 2005 Stock Incentive Plan at any time and from time to time. Without stockholder approval, no amendment will (i) increase the total number of shares which may be issued under the 2005 Stock Incentive Plan or the maximum number of shares with respect to which Stock Options, Stock Appreciation Rights and other awards that may be granted to any individual under the 2005 Stock Incentive Plan; (ii) modify the requirements as to eligibility for awards under the 2005 Stock Incentive Plan; (iii) disqualify any Incentive Stock Options granted under the 2005 Stock Incentive Plan; or (iv) effect the repricing of Stock Options.
     New Plan Benefits. Because Awards are made in the sole discretion of the Compensation Committee, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the 2005 Stock Incentive Plan. The following table discloses the awards made in early 2010 for 2009 performance. These awards are not necessarily representative of awards that may be made under the 2005 Stock Incentive Plan.

PLAN BENEFITS
2005 STOCK INCENTIVE PLAN

	Shares of	Restricted Stock	Shares Subject to
Name and Position	Restricted Stock	Units	Stock Options

Gregory B. Kenny	20,000	0	108,000
President and Chief Executive Officer
Brian J. Robinson	6,000	0	31,000
Executive Vice President, Chief Financial Officer and Treasurer
Robert J. Siverd	4,395	0	23,456
Executive Vice President, General Counsel and Secretary
Gregory J. Lampert	6,000	0	31,000
Executive Vice President, President and Chief Executive Officer, General Cable North America
Mathias F. Sandoval	6,000	0	31,000
Executive Vice President, General Cable Rest of World, President and Chief Executive Officer, Phelps Dodge International Corporation
Executive Group	42,395	0	224,456
Non-Executive Director Group	0	19,000	0
Non-Executive Officer Employee Group	104,000	17,000	0
(1) The awards to be made in future years are undeterminable. The disclosed awards represent amounts awarded in February 2010 under the Company’s long-term incentive program.
Equity Compensation Plan Information
     The following table presents summary information as of December 31, 2009 with respect to all of the Company’s equity compensation plans.

			Number of securities
			remaining available for
			future issuance under
	Numbers of securities to	Weighted-average	equity compensation plans
	be issued upon exercise of	exercise price of	(excluding securities
Plan Category	outstanding options (1)	outstanding options	reflected in first column)

Stockholder approved plans:
1997 Stock Incentive Plan (2)	173,602	$11.12	297,871
2005 Stock Incentive Plan	926,062	36.38	4,058,996
Non-stockholder approved plans:
2000 Stock Option Plan (2)	103,621	11.01	290,162

Total	1,203,285	$30.55	4,647,029

(1)	Excludes 44,756 shares of restricted stock awarded and outstanding from the 1997 Plan and 397,362 shares of restricted stock and 163,258 restricted stock units awarded and outstanding from the 2005 Plan through December 31, 2009.

(2)	No new awards have been issued under these plans since the adoption of the 2005 Stock Incentive Plan on May 10, 2005.
     2. Federal Income Tax Consequences
     The following information is not intended to be a complete discussion of the federal income tax consequences of participation in the 2005 Stock Incentive Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.
     Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the 2005 Stock Incentive Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and General Cable will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and General Cable will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.
     The exercise of an Incentive Stock Option may subject the optionee to the so-called “alternative minimum tax” (“AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.
     An optionee who surrenders shares as payment of the exercise price of his or her Incentive Stock Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.
     Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.
     Non-Qualified Stock Options. Generally, there will be no federal income tax consequences to either the optionee or General Cable on the grant of Non-Qualified Stock Options pursuant to the 2005 Stock Incentive Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. General Cable will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that General Cable complies with applicable reporting rules.
     Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options.” The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.
     Stock Appreciation Rights. A participant who is awarded a Stock Appreciation Right will not have taxable income upon the grant of such Stock Appreciation Right and General Cable will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a Stock Appreciation Right, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. General Cable may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant.
     Stock Awards. The taxability of a Stock Award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the Stock Award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a Stock Award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. General Cable will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.
     Performance Awards. The tax consequences of a performance award depend upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance targets, provided such awards are not then subject to a substantial risk of forfeiture.
     Stock Units. A participant will not be subject to federal income taxation upon the grant of a Stock Unit. A participant will be subject to tax as ordinary taxable income upon payout of a stock unit in an amount equal to the sum of the cash and the fair market value of common stock received.
     Application of Section 409A to Deferred Compensation Arrangements. The 2005 Stock Incentive Plan provides that, under certain circumstances, the receipt of a benefit resulting from an award under the 2005 Stock Incentive Plan may be electively deferred by the participant (or the Compensation Committee, as applicable) to a time that is later than the year in which such benefit becomes vested. To the extent that a participant makes such a deferral election, Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004 (the “Jobs Act”), subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of Federal income tax on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus 1 percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.
     Withholding of Tax; Company Deduction. Generally, whenever a participant realizes ordinary income under the 2005 Stock Incentive Plan, a corresponding deduction is available to General Cable provided General Cable complies with certain reporting requirements. Under Section 162(m), however, General Cable will be denied a deduction for certain compensation exceeding $1,000,000 paid to its “covered employees,” who generally are the Chief Executive Officer and the four other highest paid executive officers, excluding (among other things) certain performance-based compensation.
     General Cable is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by General Cable with respect to any amount payable or shares issuable under a participant’s award.
     Conclusion. The foregoing summarizes the U.S. federal income tax consequences, and does not include a discussion of state and local income tax or foreign tax consequences of participation in the 2005 Stock Incentive Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.

     3. Performance Goals to be Approved by Shareholders.
     As noted at the beginning of this Proposal, we are seeking reapproval of performance goals under the Stock Incentive Plan so that performance based awards may have the benefit of potential income tax deduction under Section 162(m) of the Internal Revenue Code. Shareholders approved the existing goals when the Plan was adopted in May 2005.
     The Compensation Committee of the Board, which administers the 2005 Stock Plan, may make performance based awards tied to achievement of one or more objective performance measurers. Under Section11d of the Stock Plan, the Committee may use the following specific performance measures individually or in any combination to set performance targets for Awards which may qualify as performance based awards as follows:
“net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models’ comparisons with various stock market indices; and/or reductions in cost.”
     The Company continues to believe that the above goals, which we are asking stockholders to reapprove, are appropriate ones to utilize in connection with potential performance based awards as they are linked to our business and are objective in nature. We further believe that these performance goals used alone or in combination give the Compensation Committee sufficient flexibility to impose meaningful performance conditions which, if achieved, will benefit the Company and shareholders and provide potential rewards for key associates at our Company.
     The Board of Directors recommends a vote FOR the proposal to reapprove performance goals under the General Cable Corporation 2005 Stock Incentive Plan.
OTHER INFORMATION
Solicitation of Proxies
     Solicitation of proxies is being made by management at the direction of General Cable’s Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost will be borne by General Cable. In addition, General Cable will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record and General Cable will reimburse them for their expenses in so doing. General Cable has retained D. F. King & Co., Inc. to aid in the solicitation of proxies for a fee of $6,000 plus out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires General Cable’s Directors and executive officers, and persons who own more than 10% of a registered class of equity securities, to file initial reports of ownership and reports of changes in ownership of General Cable common stock with the SEC. These persons are required by SEC regulations to furnish General Cable with copies of all Section 16(a) forms which they file. Based on review of the copies of forms furnished to General Cable and filed with the SEC, General Cable believes that all such SEC filings during 2009 complied with the reporting requirements.
Stockholder Proposals for 2009 Annual Meeting
     Stockholder proposals under Rule 14a-8 of the Securities Exchange Act of 1934 for the 2011 Annual Meeting of Stockholders must be received by General Cable no later than December 2, 2010, in order to be considered for inclusion in General Cable’s proxy statement and a form of proxy for that meeting. Stockholder proposals not made under Rule 14a-8 must be made in accordance with the sixty (60) day advance notice procedure described on pages 13-15. All proposals must be communicated in writing to the Secretary of General Cable at its World Headquarters at 4 Tesseneer Drive, Highland Heights, Kentucky 41076.

By Order of the Board of Directors,

ROBERT J. SIVERD
Secretary
Highland Heights, Kentucky
April              , 2010

APPENDIX A
Restated Certificate of Incorporation
     ~~SECTION 5.3. Classified Board of Directors. The directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the 1998 annual meeting of stockholders, the initial term of office of the second class of directors to expire at the 1999 annual meeting of stockholders and the initial term of office of the third class of directors to expire at the 2000 annual meeting of stockholders, in each case upon the election and qualification of their successors. Commencing with the 1998 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.~~
     SECTION 5.3. Election of Directors; Declassification of Board. Until the 2012 annual meeting of stockholders, the directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible. At the 2010 annual meeting of stockholders, the Class I directors shall be elected for one-year terms expiring at the 2011 annual meeting of stockholders. At the 2011 annual meeting of stockholders, the then-serving Class I and Class II directors shall be elected for one-year terms expiring at the 2012 annual meeting of stockholders. At the 2012 annual meeting of stockholders, the terms of the then-serving Class I, Class II and Class III directors shall expire, and at such annual meeting and at each annual meeting thereafter, all directors shall be elected for one-year terms expiring at the next annual meeting and shall serve until his or her successor shall be elected and qualified. From and after the 2012 annual meeting of stockholders, the directors shall no longer be divided into classes. Each Class I director elected at the 2010 annual meeting of stockholders shall serve for a one-year term as provided herein notwithstanding that the amendments to effect the declassification of the Board of Directors as provided herein may be filed with the Secretary of State of the State of Delaware after the 2010 annual meeting of stockholders at which such Class I director was elected and such amendments were approved and adopted by the stockholders.
     SECTION 5.5. Removal of Directors. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only ~~for cause, and only~~ by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class provided, however, that no existing Class II or Class III director serving the remaining portion of a multi-year term may be removed during any part of his or her remaining multi-year term except for cause.

Notice of
2010
Annual Meeting
Of Stockholders
And
Proxy Statement

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION, DATED MARCH 1, 2010

GENERAL CABLE CORPORATION
ATTN: ROBERT SIVERD
4 TESSENEER DRIVE
HIGHLAND HEIGHTS, KY 41076
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M19044-P88941	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GENERAL CABLE CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

Vote on Director

1. Election of one Director
	For	Against	Abstain
Nominee:

1a. John E. Welsh, III	☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	Approval of an amendment to General Cable’s Amended and Restated Certificate of Incorporation, as amended, to provide for annual election of all directors.	☐	☐	☐

3.
Approval of an amendment to General Cable’s Amended and Restated Certificate of Incorporation, as amended, to provide that directors may be removed with or without cause (except for Class II and Class III Directors serving the remaining portion of a multi-year term, who, if the amendment is approved and adopted, could not be removed without cause prior to the end of their current multi-year term).
		☐	☐	☐

4.
Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to audit General Cable’s 2010 consolidated financial statements and internal control over financial reporting.
		☐	☐	☐

5.	Approval of performance goals under General Cable’s 2005 Stock Incentive plan for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

6.	Such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 15, 2010, are entitled to notice of and to vote at the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GENERAL CABLE CORPORATION
4 Tesseneer Drive
Highland Heights, Kentucky 41076
Telephone (859) 572- 8000
NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS
The 2010 Annual Meeting of Stockholders of General Cable Corporation (“General Cable”) will be held on Thursday, May 13, 2010 at 11:00 a.m., Eastern Daylight Time, at the offices of General Cable’s World Headquarters at 4 Tesseneer Drive, Highland Heights, Kentucky 41076, to consider and act upon the proposals listed on the reverse side.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M19045-P88941
GENERAL CABLE CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2010
The stockholder(s) hereby appoint(s) Gregory B. Kenny, Brian J. Robinson, Robert J. Siverd and Emerson C. Moser, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of General Cable Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Daylight Time on May 13, 2010, in Highland Heights, Kentucky and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEE LISTED ON THE REVERSE SIDE AND FOR EACH REMAINING PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE